   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 2000

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                    KEYCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     OHIO                                        34-6542451
(STATE OR OTHER JURISDICTION OF INCORPORATION     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
               OR ORGANIZATION)

                               127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1306
                                 (216) 689-6300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            DANIEL R. STOLZER, ESQ.,
                               VICE PRESIDENT AND
                           ASSOCIATE GENERAL COUNSEL
                                    KEYCORP
                               127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1306
                                 (216) 689-6300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

          CAROLYN E. CHEVERINE, ESQ.                    STUART K. FLEISCHMANN, ESQ.
                   KEYCORP                                  SHEARMAN & STERLING
              127 PUBLIC SQUARE                             599 LEXINGTON AVENUE
          CLEVELAND, OHIO 44114-1306                      NEW YORK, NEW YORK 10022
                (216) 689-6300                                 (212) 848-4000

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:

   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Form 434, please check the following box. [ ]

                                                        (continued on next page)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
                                                   PROPOSED          PROPOSED
     TITLE OF EACH CLASS           AMOUNT          MAXIMUM            MAXIMUM
        OF SECURITIES              TO BE        OFFERING PRICE       AGGREGATE          AMOUNT OF
   TO BE REGISTERED(1)(2)      REGISTERED(3)     PER UNIT(4)     OFFERING PRICE(5)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
Debt securities..............
-----------------------------
Debt warrants................
-----------------------------
Preferred stock, with a par
  value of $1 each...........
-----------------------------
Depositary shares(6).........
-----------------------------
Preferred stock warrants.....  $1,500,000,000                      $1,500,000,000         $396,000(8)
-----------------------------
Depositary share warrants....
-----------------------------
Common shares, with a par
  value of $1 each(7)........
-----------------------------
Common share warrants........
-----------------------------
Capital securities(5)........
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

(1) This registration statement also covers contracts that may be issued by the registrant under which the counterparty may be required to purchase debt securities, preferred stock or depositary shares. Such contracts would be issued with the debt securities, preferred stock, depositary shares and/or warrants covered hereby. In addition, securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) This registration statement also serves to register such indeterminate amount of securities that are to be offered and sold in connection with market-making activities of affiliates of the registrant, including McDonald Investments Inc.

(3) In no event will the aggregate initial offering price of the debt securities, debt warrants, preferred stock, depositary shares, preferred stock warrants, depositary share warrants, common shares, common share warrants and capital securities issued under this registration statement and not previously registered under the Securities Act, and in the case of warrants for which separate consideration is payable upon issuance of underlying securities, securities issued upon exercise of warrants, exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro. The aggregate amount of common shares registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. If any securities are issued at an original issue discount, then additional securities may be issued so long as the aggregate initial offering price of all such securities, together with the initial offering price of all other securities registered hereunder does not exceed $1,500,000,000.

(4) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder or previously registered under the Securities Act.

(5) No separate consideration will be received for (i) common shares or other capital securities (which may consist of common shares or preferred stock) that are issued upon conversion at the option of a holder of debt securities, preferred stock or depositary shares or (ii) capital securities or other debt securities that are issued upon conversion at the option of the registrant of debt securities, preferred stock or depositary shares. The proposed maximum aggregate offering price has been estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.

                                                        (continued on next page)

(6) Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

(7) Includes associated rights to purchase common shares. Until the occurrence of certain prescribed events, none of which has occurred, the rights are not exercisable, are evidenced by the certificates representing the common shares and will be transferred along with and only with the common shares.

(8) Pursuant to Rule 429 of the Rules and Regulations under the Securities Act, the prospectus included herein is a combined prospectus which also relates to $11,500,000 of debt securities initially registered on Registration Statement on Form S-3 (No. 333-10577) previously filed by the registrant and declared effective on September 3, 1996 and as to which a filing fee of $413,796 was paid. This registration statement constitutes Post-Effective Amendment No. 2 to the registrant's Registration Statement on Form S-3 (No. 333-10577). Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. The aggregate amount of securities covered by this registration statement and the other registration statement referred to above to which the prospectus contained herein relates shall not exceed $1,511,500,000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE NOTES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL THESE NOTES AND THEY ARE NOT SOLICITING ANY OFFER TO BUY THESE NOTES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               SUBJECT TO COMPLETION, DATED               , 2000

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED             , 2000)
                              U.S. $1,011,500,000

[KEYCORP LOGO]

                                    KEYCORP
                       SENIOR MEDIUM-TERM NOTES, SERIES F
                    SUBORDINATED MEDIUM-TERM NOTES, SERIES E
                    DUE 9 MONTHS OR MORE FROM DATE OF ISSUE
                            ------------------------

     We plan to offer and sell notes with various terms, including the following:

- Ranking as our senior or subordinated indebtedness

- Stated maturities of 9 months or more from date of issue

- Redemption and/or repayment provisions, whether mandatory, at our option, at the option of the holders or none at all

- Payments in U.S. dollars or one or more foreign currencies

- Book-entry (through The Depository Trust Company) or certificated form

- Interest payments on fixed rate notes on each June 15 and December 15

- Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

- Interest at fixed or floating rates, or no interest at all. We may base the floating interest rate on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

     - CD rate

     - CMT rate

     - Commercial paper rate

     - Eleventh district cost of funds rate

     - Federal funds rate

     - LIBOR

     - Prime rate

     - Treasury rate

     - Such other interest basis or interest rate formula as we may specify in the applicable pricing supplement

     We will specify the final terms for each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

     INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     These notes are our obligations and will not be savings accounts or other obligations of our bank or nonbank subsidiaries. These notes are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund, the Bank Insurance Fund or any other governmental agency.

     We may sell the notes to the Agents as principals for resale at varying or fixed offering prices or through the Agents as agents using their reasonable best efforts on our behalf. If we sell all of the notes, we expect to receive proceeds of between $1,003,913,750 and $1,010,235,625, after paying the Agents' discounts and commissions of between $1,264,375 and $7,586,250 and before deducting expenses payable by us. We may also sell the notes without the assistance of the Agents (whether acting as principal or as agent).

                              SALOMON SMITH BARNEY

BANC OF AMERICA SECURITIES LLC    CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON        DEUTSCHE BANC ALEX. BROWN
GOLDMAN, SACHS & CO.              LEHMAN BROTHERS
MCDONALD INVESTMENTS INC.         J.P. MORGAN & CO.
A KEYCORP COMPANY

                           MORGAN STANLEY DEAN WITTER
                            ------------------------

         The date of this prospectus supplement is             , 2000.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                PAGE
                                                                ----
Risk Factors................................................     S-3
European Monetary Union.....................................     S-5
About this Prospectus Supplement and the Pricing
  Supplements...............................................     S-6
Selected Consolidated Financial Data........................     S-7
Description of Notes........................................     S-9
Special Provisions Relating to Foreign Currency Notes.......    S-24
United States Tax Considerations............................    S-26
Plan of Distribution........................................    S-37
Validity of the Notes.......................................    S-38

                                   PROSPECTUS

                                                                PAGE
                                                                ----
Securities We May Offer.....................................      2
Forward-Looking Statements..................................      2
Where You Can Find More Information.........................      4
KeyCorp.....................................................      5
Ratio of Earnings to Fixed Charges..........................      7
Use of Proceeds.............................................      7
Description of Debt Securities..............................      8
Description of Preferred Stock..............................     23
Description of Depositary Shares............................     26
Description of Capital Securities...........................     31
Description of Common Shares................................     32
Description of Securities Warrants..........................     35
Plan of Distribution........................................     38
ERISA Matters...............................................     39
Legal Opinions..............................................     39
Experts.....................................................     39

                            ------------------------

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not, and the Agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                  RISK FACTORS

     Your investment in the notes is subject to certain risks, especially if the notes involve in some way a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the notes, whether arising because the notes are denominated in a currency other than U.S. dollars or because the return on the notes is linked to one or more interest rate or currency indices or formulas. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the type of index or formula used to determine amounts payable. Before investing in the notes, you should consider carefully, among other factors, the matters described below.

     The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

CHANGES IN EXCHANGE RATES AND EXCHANGE CONTROLS COULD RESULT IN A SUBSTANTIAL LOSS TO YOU

     If you invest in foreign currency notes and currency indexed notes, your investment will be subject to significant risks not associated with investments in debt instruments denominated in U.S. dollars or U.S. dollar-based indices.

     Such risks include, but are not limited to:

     - the possibility of significant market changes in rates of exchange between the U.S. dollars and your payment currency;

     - the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to your payment currency; and

     - the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

     Such risks generally depend on factors over which KeyCorp has no control and which cannot be readily foreseen such as:

     - economic events;

     - political events; and

     - the supply for, and demand for, the relevant currencies.

     In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile. This volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations that may occur in the future. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your notes and, generally, in the U.S. dollar-equivalent market value of your notes. The currency risks with respect to your foreign currency notes or currency indexed notes may be further described in the applicable pricing supplement.

     Foreign exchange rates can either float or be fixed by sovereign governments. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country's central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments also may issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, an important risk in purchasing foreign currency notes or currency indexed notes for U.S. dollar-based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. We will make no adjustment or change in the terms of the foreign currency notes or currency indexed notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or other developments, affecting the U.S. dollar or any applicable currency occur.

     The exchange rate agent will make all calculations relating to your foreign currency notes or currency indexed notes. All such determinations will, in the absence of clear error, be binding on holders of the notes.

     For notes with a specified currency other than U.S. dollars, we may include in the applicable pricing supplement information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls.

THE UNAVAILABILITY OF CURRENCIES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU

     Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is

     - unavailable due to the imposition of exchange controls or other circumstances beyond our control;

     - no longer used by the government of the country issuing such currency; or

     - no longer used for the settlement of transactions by public institutions of the international banking community then all payments on such note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute an event of default under the applicable indenture.

     If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of

     - any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

     - any redenomination of any component currency, unless such composite currency is itself officially redenominated.

     For a description of the European Monetary Union, see "European Monetary Union" below and any disclosure on the European Monetary Union in an applicable pricing supplement.

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do no generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

JUDGMENTS IN A FOREIGN CURRENCY COULD RESULT IN A SUBSTANTIAL LOSS TO YOU

     The indentures and the notes, except to the extent specified otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether in granting such judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted to U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of this judgment is calculated and the time U.S. dollars were paid to the holders.

THE RISK OF LOSS TO YOU AS A RESULT OF LINKING PRINCIPAL OR INTEREST ON PAYMENTS ON INDEXED NOTES TO AN INDEX CAN BE SUBSTANTIAL

     If you invest in indexed notes, your investment will be subject to significant risks that are not associated with an investment in a conventional fixed rate debt security. Indexation of the interest rate of a note may result in lower (or no) interest compared to a conventional fixed rate debt security issued at the same time. Indexation of the principal of and/or premium on a note may result in the payment of a lower amount of principal and/or premium (or no principal and/or premium) compared to the original purchase price of the note. The value of an index can fluctuate based on a number of interrelated factors. The risks associated with a particular indexed note generally depend on factors over which we have no control and which cannot readily be foreseen. These risks include:

     - economic events;

     - political events; and

     - the supply of, and demand for, the assets underlying the index.

Additionally, if the formula specified to determine the amount of principal, premium and/or interest payable with respect to indexed notes contains a multiple or leverage factor, that feature may magnify the effect of any change in the index. You should not view the historical experience of an index as an indication of its future performance. The risk of loss as a result of linking principal or interest payments on indexed notes to an index can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

CHANGES IN CREDIT RATINGS COULD RESULT IN A SUBSTANTIAL LOSS TO YOU

     The credit ratings on our Medium-Term Note Program may not reflect the potential impact of all risks related to structure and other factors on the value of the notes. In addition, real or anticipated changes in our credit ratings generally will affect the market value of the notes.

                            EUROPEAN MONETARY UNION

     The foreign currencies in which debt securities may be denominated or payments in respect of index warrants may be due or by which amounts due on the offered securities may be calculated could be issued by countries participating in Stage III of the European Economic and Monetary Union.

     Stage III began on January 1, 1999 for the 11 participating member states of the European Union that satisfied the economic convergence criteria in the Treaty on European Union: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. Other member states of the European Union may still become participating member states after January 1, 1999.

     Stage III includes the introduction of the Euro, which, along with the present national currency of each participating member state, is legal tender in the participating member states. It is currently anticipated that on and after January 1, 2002, the national currencies of participating member states will cease to exist and the sole legal tender in such states will be the Euro. The European Union has adopted regulations providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, and may adopt additional regulations or legislation in the future relating to the Euro. It is anticipated that these regulations or legislation will be supplemented by legislation of the individual member states.

          ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

     We intend to use this prospectus supplement, the attached prospectus and a related pricing supplement to offer our notes from time to time.

     This prospectus supplement provides you with certain terms of the notes and supplements the description of the debt securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will replace the inconsistent information in the prospectus.

     Each time we issue notes, we will prepare a pricing supplement that will contain additional terms of the offering and the specific description of the notes offered. The pricing supplement also may add, update or change information in this prospectus supplement or the attached prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a note. The flexibility available to us to set or negotiate individualized terms for notes means that there will be transactions, particularly with indexed notes, that are quite complex. Frequently, the terms of the notes differ from the terms that we describe in this prospectus supplement. Any information in the pricing supplement that is inconsistent with this prospectus supplement will replace the inconsistent information in this prospectus supplement.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents summary consolidated financial data which has been derived from, and should be read in conjunction with, the consolidated financial statements, the notes thereto and the other financial information pertaining to KeyCorp incorporated by reference into the accompanying prospectus. This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated by reference under "Where You Can Find More Information" in the accompanying prospectus. The data presented for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 (except for ratios) are derived from our audited consolidated financial statements. The data presented for the nine-month periods ended September 30, 2000 and 1999 have been derived from our unaudited consolidated financial statements and are not necessarily indicative of the data for the entire year. These interim financial statements include, in the opinion of management, all adjustments of a normal recurring nature and disclosures which are necessary to present fairly the data for such interim periods. The comparability of the data presented is affected by certain acquisitions and divestitures that we and our subsidiaries have completed in the time periods presented. Some previously reported results have been reclassified to conform to the current presentation.

                                       NINE MONTHS ENDED
                                         SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                       -----------------   -----------------------------------------------
                                        2000      1999      1999      1998      1997      1996      1995
                                       -------   -------   -------   -------   -------   -------   -------
                                          (UNAUDITED)                 [AUDITED (EXCEPT RATIOS)]
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
FOR THE PERIOD
  Interest income....................  $ 4,625   $ 4,206   $ 5,695   $ 5,525   $ 5,262   $ 4,951   $ 5,121
  Interest expense...................    2,597     2,124     2,908     2,841     2,517     2,237     2,485
  Net interest income................    2,028     2,082     2,787     2,684     2,745     2,714     2,636
  Provision for loan losses..........      382       265       348       297       320       197       100
  Noninterest income.................    1,686     1,643     2,315     1,600     1,315     1,090       936
  Noninterest expense................    2,212     2,185     3,070     2,508     2,395     2,464     2,315
  Income before income taxes and
    extraordinary item...............    1,120     1,275     1,684     1,479     1,345     1,143     1,157
  Income before extraordinary item...      736       843     1,107       996       919       783       789
  Net income.........................      736       843     1,107       996       919       783       825
  Net income applicable to common
    shares...........................      736       843     1,107       996       919       775       809
PER COMMON SHARE
  Income before extraordinary item...  $  1.69   $  1.88   $  2.47   $  2.25   $  2.09   $  1.69   $  1.65
  Income before extraordinary item --
    assuming dilution................     1.68      1.86      2.45      2.23      2.07      1.67      1.63
  Net income.........................     1.69      1.88      2.47      2.25      2.09      1.69      1.73
  Net income -- assuming dilution....     1.68      1.86      2.45      2.23      2.07      1.67      1.71
  Cash dividends.....................      .84       .78      1.04       .94       .84       .76       .72
  Book value at period end...........    15.26     14.25     14.41     13.63     11.83     10.92     10.68
  Market price:
      High...........................    27.06     38.13     38.13     44.88     36.59     27.13     18.63
      Low............................    15.56     25.19     21.00     23.38     23.94     16.69     12.25
      Close..........................    25.31     25.81     22.13     32.00     35.41     25.25     18.13
  Weighted average common shares
    (000)............................  435,156   448,764   448,168   441,895   439,042   459,810   469,574
  Weighted average common shares and
    potential common shares(000).....  437,231   453,267   452,363   447,437   444,544   464,282   472,882

                                       NINE MONTHS ENDED
                                         SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                       -----------------   -----------------------------------------------
                                        2000      1999      1999      1998      1997      1996      1995
                                       -------   -------   -------   -------   -------   -------   -------
                                          (UNAUDITED)      -----------[AUDITED (EXCEPT RATIOS)]-----------
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
AT PERIOD END
  Loans..............................  $66,299   $63,181   $64,222   $62,012   $53,380   $49,235   $48,332
  Earning assets.....................   75,786    72,831    73,733    70,240    64,246    59,260    58,762
  Total assets.......................   85,500    82,577    83,395    80,020    73,699    67,621    66,339
  Deposits...........................   47,809    43,466    43,233    42,583    45,073    45,317    47,282
  Long-term debt.....................   13,800    15,815    15,881    12,967     7,446     4,213     4,003
  Common shareholders' equity........    6,520     6,397     6,389     6,167     5,181     4,881     4,993
  Total shareholders' equity.........    6,520     6,397     6,389     6,167     5,181     4,881     5,153
PERFORMANCE RATIOS
  Return on average total assets.....     1.18%     1.40%     1.37%     1.32%     1.33%     1.21%     1.24%
  Return on average common equity....    15.12     18.21     17.68     17.97     18.89     15.73     17.35
  Return on average total equity.....    15.12     18.21     17.68     17.97     18.89     15.64     17.10
  Efficiency(a)......................    60.31     59.74     59.61     58.74     58.31     60.91     63.06
  Overhead(b)........................    32.96     31.91     31.52     35.17     40.34     45.51     49.67
  Net interest margin (taxable
    equivalent)......................     3.68      3.95      3.93      4.08      4.54      4.78      4.47
CAPITAL RATIOS AT PERIOD-END
  Equity to assets...................     7.63%     7.75%     7.66%     7.71%     7.03%     7.22%     7.77%
  Tangible equity to tangible
    assets...........................     6.10      6.06      6.03      5.93      5.52      5.88      6.25
  Tier I risk-adjusted capital.......     7.59      7.84      7.68      7.21      6.65      7.98      7.53
  Total risk-adjusted capital........    11.34     11.94     11.66     11.69     10.83     13.01     10.85
  Leverage...........................     7.76      7.85      7.77      6.95      6.40      6.93      6.20
ASSET QUALITY DATA
  Nonperforming loans................  $   592   $   412   $   447   $   384   $   385   $   349   $   333
  Nonperforming assets...............      617       440       473       423       435       400       379
  Allowance for loan losses..........    1,001       930       930       900       900       870       876
  Net loan charge-offs...............      306       235       318       297       293       195        99
  Nonperforming loans to period-end
    loans............................      .89%      .65%      .70%      .62%      .72%      .71%      .69%
  Nonperforming assets to period-end
    loans plus OREO and other
    nonperforming assets.............      .93       .70       .74       .68       .81       .81       .78
  Allowance for loan losses to
    nonperforming loans..............   169.09    225.73    208.05    234.38    233.77    249.28    263.15
  Allowance for loan losses to
    period-end loans.................     1.51      1.47      1.45      1.45      1.69      1.77      1.81
  Net loan charge-offs to average
    loans............................      .63       .50       .51       .52       .57       .40       .21

---------------

(a) This ratio measures the extent to which recurring revenues are absorbed by operating expenses and is calculated as follows: noninterest expense (excluding significant nonrecurring items) divided by the sum of taxable-equivalent net interest income and noninterest income (excluding significant nonrecurring items).

(b) This ratio is the difference between noninterest expense (excluding significant nonrecurring items) and noninterest income (excluding significant nonrecurring items) divided by taxable-equivalent net interest income.

                              DESCRIPTION OF NOTES

     The following summary of certain terms of the notes is not complete. For additional terms of the notes, you should also read the indentures under which the notes will be issued, which are exhibits to our registration statement (File
No. 333-     ). The following description of the notes offered supplements, and to the extent the descriptions are inconsistent, replaces the description of the general terms and provisions of the debt securities that is found under the heading "Description of Debt Securities" in the accompanying prospectus. The following descriptions will apply to each note unless otherwise specified in the pricing supplement. Capitalized terms used and not defined in this prospectus supplement have the meanings set forth in the accompanying prospectus.

GENERAL

     We will offer the notes on a continuous basis as senior notes or subordinated notes.

     The notes are our direct, unsecured obligations. The total initial public offering price of the notes that we may offer using this prospectus supplement is $1,011,500,000 or its equivalent in one or more foreign currencies or composite currencies.

     Notes issued under the senior indenture will rank equally with all of our other unsecured and unsubordinated indebtedness that is not accorded a priority under applicable law. Notes issued under the subordinated indenture will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness and, in certain insolvency events, our Other Senior Obligations.

     The Senior Medium-Term Notes, Series F, Due 9 Months or More from Date of Issue constitute a single series for purposes of the senior indenture (separate from our other series of senior medium-term notes) and the aggregate principal amount of such series is not limited. At September 30, 2000, our total Senior Indebtedness and Other Senior Obligations was $1,348,000,000 and $3,000,000, respectively. Since September 30, 2000, we have issued an additional $250,000,000 of Senior Indebtedness.

     The Subordinated Medium-Term Notes, Series E, constitute a single series for purposes of the subordinated indenture (separate from our other series of subordinated medium-term notes) and the aggregate principal amount of such series is not limited. At September 30, 2000, our total Existing Subordinated Indebtedness was $410,000,000, which included $210,000,000 aggregate principal amount of Old KeyCorp Subordinated Indebtedness and $200,000,000 aggregate principal amount of Society Subordinated Indebtedness. At September 30, 2000, we also had outstanding $468,000,000 of subordinated debt securities, consisting of $250,000,000 of 7.5% Subordinated Notes due June 15, 2006, $200,000,000 of 6.75%
Subordinated Notes due March 15, 2006 and $18,000,000 of Subordinated Medium-Term Notes, Series B, due November 7, 2005, all of which constitute subordinated debt securities under the subordinated indenture and none of which constitute Existing Subordinated Indebtedness under the subordinated indenture.

     The indentures do not limit the amount of our notes or other debt obligations that may be issued thereunder.

     Each note will mature on any day nine months or more from its date of issue, subject to extension, redemption or repayment as specified in the applicable pricing supplement.

     The notes (other than the amortizing notes) will not be subject to any sinking fund, unless otherwise specified in the applicable pricing supplement.

     The defeasance and covenant defeasance provisions of the Indentures described under "Description of Debt Securities -- Discharge, Covenant Defeasance and Full Defeasance" in the attached prospectus will apply to the notes.

     The pricing supplement relating to each note will specify the price (expressed as a percentage of the aggregate principal amount thereof) at which such note will be issued if other than 100%, the principal amount, the interest rate or interest rate formula, ranking, maturity, currency, any redemption or repayment provisions and any other terms on which each such note will be issued that are not inconsistent with the applicable indenture.

     Unless we specify otherwise in the applicable pricing supplement, we will denominate the notes in U.S. dollars and we will make all payments on the notes in U.S. dollars. For further information regarding foreign currency notes, see "Risk Factors" and "Special Provisions Relating To Foreign Currency Notes".

     You must pay the purchase price of the notes in immediately available funds.

     Unless otherwise defined in the pricing supplement, (i) "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center (as defined) of the country issuing the specified currency (or, if the specified currency is the euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to notes as to which LIBOR is an applicable interest rate basis, such day is also a London business day; (ii) "London business day" means a day on which commercial banks are open for business (including dealings in the designated LIBOR currency) in London; and (iii) "principal financial center" means (1) the capital city of the country issuing the specified currency or (2) the capital city of the country to which the designated LIBOR currency relates, as applicable, except, in the case of (1) or (2) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "principal financial center" shall be The City of New York, Sydney and (solely in the case of the specified currency) Melbourne, Toronto, Frankfurt, Amsterdam, London (solely in the case of the designated LIBOR currency), Johannesburg and Zurich, respectively.

     Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 or any greater amount that is an integral multiple of $1,000. We will designate the authorized denominations of foreign currency notes in the applicable pricing supplement.

BOOK-ENTRY DEBT SECURITIES

     Except under certain circumstances, we will issue the notes in book-entry form only. This means that we will generally not issue actual notes or certificates to you. Instead, we will issue a global security representing notes with similar terms and such global security will be held by The Depository Trust Company, or DTC, or its nominee. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or have an account with an institution, such as a brokerage firm, that has an account with DTC. For a more complete description of book-entry debt securities, see "Description of Debt Securities -- Book-Entry Procedures" in the prospectus.

     Payments of principal of, premium if any, and interest on the notes represented by a global security will be made in same-day funds to DTC in accordance with arrangements then in effect between the applicable trustee and DTC.

INTEREST AND INTEREST RATES

  General

     Each note will begin to accrue interest from the date it is originally issued or from the last date in respect of which interest has been paid or duly provided for, as the case may be, until the principal thereof is paid or made available for payment. In the related pricing supplement, we will designate each note as a fixed rate note, a floating rate note, an amortizing note, a renewable note, an extendible note or an indexed note and describe the method of determining the interest rate, including any spread and/or spread multiplier. For an indexed note, we will also describe in the related pricing supplement the method for calculating and paying principal and interest. For a floating rate note or indexed note, we may also specify a maximum and a minimum interest rate in the related pricing supplement.

     We may issue a note as a fixed rate note or a floating rate note or as a note that combines fixed and floating rate terms.

     Interest rates on the notes that we offer may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may offer notes with similar variable terms but different interest rates, as well as notes with different variable terms, concurrently to different investors. We may, from time to time, change the interest rates or formulas and other terms of notes, but no such change will affect any note already issued or as to which an offer to purchase has been accepted.

     Interest will be payable to the person in whose name the note is registered at the close of business on the applicable record date; provided that the interest payable upon maturity, redemption or repayment (whether or not the date of maturity, redemption or repayment is an interest payment date) will be payable to the person whom principal is payable.

     U.S. dollar payments of interest, other than interest payable at maturity (or on the date of redemption or repayment, if a note is redeemed or repaid prior to maturity), will be made by check mailed to the address of the person entitled thereto as shown on the note register. U.S. dollar payments of principal, premium, if any, and interest upon maturity, redemption, or repayment will be made in immediately available funds against presentation and surrender of the note. Notwithstanding the foregoing, (a) DTC, as holder of book-entry notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a holder of U.S. $1.0 million (or the equivalent) or more in aggregate principal amount of certificated notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

  Fixed Rate Notes

     In the pricing supplement for fixed rate notes, we will specify a fixed interest rate payable semiannually in arrears on each June 15 and December 15 (each an "interest payment date") and the regular record date for fixed rate notes will be May 31 and November 30, respectively. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. If the maturity date or an interest payment date for any fixed rate note is not a business day, we will pay principal, premium, if any, and interest for that note on the next business day, and no interest will accrue from and after the maturity date or interest payment date.

  Original Issue Discount Notes

     We may issue original issue discount notes (including zero coupon notes) ("discount notes"), which are notes issued at a discount from the principal amount payable at the maturity date. A discount note may not have any periodic interest payments. For discount notes, interest normally accrues during the life of the note and is paid at the maturity date or upon earlier redemption. Upon a redemption, repayment or acceleration of the maturity of a discount note, the amount payable will be determined as set forth under " -- Optional Redemption, Repayment and Repurchase". Normally this amount is less than the amount payable at the maturity date.

  Amortizing Notes

     We may issue amortizing notes, which are fixed rate notes for which combined principal and interest payments are made in installments over the life of each note. Unless otherwise specified in the applicable pricing supplement, payments will be made semiannually on each June 15 and December 15. We apply payments on amortizing notes first to interest due and then to reduce the unpaid principal amount. We will include a table setting forth repayment information in the related pricing supplement for an amortizing note.

  Floating Rate Notes

     Each floating rate note will have an interest rate basis or formula. We may base that formula on:

     - the CD Rate;

     - the CMT Rate;

     - the Commercial Paper Rate;

     - the Eleventh District Cost of Funds Rate;

     - the Federal Funds Rate;

     - LIBOR;

     - the Prime Rate;

     - the Treasury Rate; or

     - another negotiated interest rate basis or formula.

     In the pricing supplement, we also will indicate any spread and/or spread multiplier that would be applied to the interest rate formula to determine the interest rate. Any floating rate note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     We will appoint a calculation agent to calculate interest rates on the floating rate notes. Unless we identify a different party in the pricing supplement, KeyBank National Association, a wholly owned subsidiary of KeyCorp, will be the calculation agent for each note. In most cases, a floating rate note will have a specified "interest reset date", "interest determination date" and "calculation date" associated with it. An "interest reset date" is the date on which the interest rate on the note is subject to change. An "interest determination date" is the date as of which the new interest rate is determined for a particular interest reset date, based on the applicable interest rate basis or formula as of that interest determination date. The "calculation date" is the date by which the calculation agent will determine the new interest rate that became effective on a particular interest reset date based on the applicable interest rate basis or formula on the interest determination date.

CHANGE OF INTEREST RATE

     We may reset the interest rate on each floating rate note daily, weekly, monthly, quarterly, semiannually, annually or on some other basis that we specify (such period being the "interest reset period"). The interest reset date is the first day of each interest reset period and will be:

     - for notes with interest that resets daily, each business day;

     - for notes (other than Treasury Rate notes) with interest that resets weekly, Wednesday of each week;

     - for Treasury Rate notes with interest that resets weekly, Tuesday of each week;

     - for notes with interest that resets monthly, the third Wednesday of each month;

     - for notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

     - for notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable pricing supplement; and

     - for notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable pricing supplement.

     The related pricing supplement will describe the initial interest rate or interest rate formula on each note. That rate is effective until the following interest reset date. Thereafter, the interest rate will be the rate determined on each interest determination date. Each time a new interest rate is determined, it becomes effective on the subsequent interest reset date. If any interest reset date is not a business day, then the interest reset date is postponed to the next succeeding business day, except, in the case of a LIBOR note, in which case, if the next business day is in the next calendar month, the interest reset date is the immediately preceding business day.

DATE INTEREST RATE IS DETERMINED

     The interest determination date for all floating rate notes (except LIBOR notes, Treasury Rate notes and Eleventh District Cost of Funds Rate notes) will be the second business day before the interest reset date. The interest determination date in the case of LIBOR notes will be the second London business day immediately preceding the applicable interest reset date, unless the designated LIBOR currency is British pounds sterling, in which case the interest determination date will be the applicable interest reset date.

     The interest determination date for Treasury Rate notes will be the day of the week in which the interest reset date falls on which Treasury bills of the same index maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the interest determination date relating to the interest reset date occurring in the next week. If an auction date falls on any interest reset date, then the interest reset date will instead be the first business day immediately following the auction date.

     The interest determination date for an Eleventh District Cost of Funds Rate note is the last business day of the month immediately preceding the applicable interest reset date on which the Federal Home Loan Bank of San Francisco published the index.

CALCULATION DATE

     Unless we specify a different date in a pricing supplement, the calculation date, if applicable, relating to an interest determination date will be the earlier of:

          (1) the tenth calendar day after such interest determination date or, if such day is not a business day, the next succeeding business day, or

          (2) the business day immediately preceding the relevant interest payment date or the maturity date, as the case may be.

     Upon the request of the beneficial holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next interest reset date for the floating rate note.

PAYMENT OF INTEREST

     We will pay installments of interest on floating rate notes as follows:

     - for notes (other than Eleventh District Cost of Funds Rate notes) with interest payable monthly, on the third Wednesday of each month;

     - for Eleventh District Cost of Funds Rate notes, the first calendar day of each month as specified in the applicable pricing supplement;

     - for notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

     - for notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable pricing supplement;

     - for notes with interest payable annually, on the third Wednesday of the month specified in the applicable pricing supplement (each of the above an interest payment date); and

     - at maturity, redemption or repurchase.

     Each interest payment on a floating rate note will include interest accrued from, and including, the issue date or the last interest payment date, as the case may be, to, but excluding, the following interest payment date or the maturity date, as the case may be.

     We will pay installments of interest on floating rate notes beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date. Unless we otherwise specify in the applicable pricing supplement, the regular record date for a floating rate note will be on the 15th day (whether or not a business day) next preceding the interest payment date. If an interest payment date (but not the maturity date) is not a business day (except for LIBOR notes), we will postpone payment until the next succeeding business day. In the case of LIBOR notes, such interest payment date will be the preceding business day if the next succeeding business day is in the next calendar month. If the maturity date of any floating rate note is not a business day, principal, premium, if any, and interest for that note will be paid on the next succeeding business day, and no interest will accrue from and after the maturity date.

     We will calculate accrued interest on a floating rate note by multiplying the principal amount of a note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by
(1) the actual number of days in the year, in the case of Treasury Rate notes or CMT Rate notes, or (2) 360, in the case of other floating rate notes. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). All currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward).

CALCULATION OF INTEREST

     CD Rate Notes

     The "CD Rate" for any interest determination date is the rate on that date for negotiable certificates of deposit having the index maturity described in the related pricing supplement, as published in H.15(519) prior to 3:00 PM., New York City time, on the calculation date, for that interest determination date under the heading "CDs (secondary market)". The index maturity is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formulae will be calculated.

     The calculation agent will observe the following procedures if the CD Rate cannot be determined as described above:

     - If the above rate is not published in H.15(519) by 3:00 PM., New York City time, on the calculation date, the CD Rate will be the rate on that interest determination date for negotiable certificates of deposit of the index maturity described in the pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)".

     - If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 A.M., New York City time, on that interest determination date, quoted by three leading non-bank dealers of negotiable U.S. dollar certificates of deposit in New York City for negotiable certificates of deposit in a denomination of $5,000,000 of major United States money-center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity described in the pricing supplement. The calculation agent will select the three dealers referred to above.

     - If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that interest determination date.

     "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519), available through the Internet site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

     Commercial Paper Rate Notes

     The "Commercial Paper Rate" for any interest determination date is the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity described in the related pricing supplement, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading "Commercial Paper -- Nonfinancial".

     The calculation agent will observe the following procedures if the Commercial Paper Rate cannot be determined as described above:

     - If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, the Commercial Paper Rate will be the money market yield of the rate on that interest determination date for commercial paper having the index maturity described in the pricing supplement, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper -- Nonfinancial".

     - If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the Commercial Paper Rate to be the money market yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City as of 11:00 A.M., New York City time, on that interest determination date for commercial paper having the index maturity described in the pricing supplement placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized securities rating organization. The calculation agent will select the three dealers referred to above.

     - If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that interest determination date.

     "Money market yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                          D X 360
  Money market yield =  ------------  X 100
                        360 -(D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the reset period for which interest is being calculated.

     LIBOR Notes

     On each interest determination date, the calculation agent will determine LIBOR as follows:

     - If the pricing supplement specifies "LIBOR Telerate", LIBOR on any interest determination date will be the rate for deposits in the LIBOR currency (as defined below) having the index maturity described in the related pricing supplement on the applicable interest reset date, as such rate appears on the designated LIBOR page (as defined below) as of 11:00 A.M., London time, on that interest determination date.

     - If the pricing supplement specifies "LIBOR Reuters", LIBOR on any interest determination date will be the average of the offered rates for deposits in the LIBOR currency having the index maturity described in the related pricing supplement on the applicable interest reset date, as such rates appear on the designated LIBOR page as of 11:00 A.M., London time, on that interest determination date, if at least two such offered rates appear on the designated LIBOR page.

     - If the pricing supplement does not specify "LIBOR Telerate" or "LIBOR Reuters," the LIBOR Rate will be LIBOR Telerate. In addition, if the designated LIBOR page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

On any interest determination date on which fewer than the required number of applicable rates appear or no rate appears on the applicable designated LIBOR page, the calculation agent will determine LIBOR as follows:

     - LIBOR will be determined on the basis of the offered rates at which deposits in the LIBOR currency having the index maturity described in the related pricing supplement on the interest determination date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major banks in the London interbank market at approximately 11:00 A.M., London time, on the interest determination date to prime banks in the London interbank market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate for deposits in the LIBOR currency. If at least two quotations are provided, LIBOR for that interest determination date will be the average of those quotations.

     - If fewer than two quotations are provided as mentioned above, LIBOR will be the average of the rates quoted by three major banks in the principal financial center selected by the calculation agent at approximately 11:00 A.M. in the principal financial center, on the interest determination date for loans to leading European banks in the LIBOR currency having the index maturity designated in the pricing supplement and in a principal amount that is representative for a single transaction in the LIBOR currency in that market at that time. The calculation agent will select the three banks referred to above.

     - If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on that interest determination date.

     "LIBOR currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable pricing supplement, United States dollars.

     "Designated LIBOR page" means:

     - if the pricing supplement specifies "LIBOR Reuters", the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR currency; or

     - if the pricing supplement specifies "LIBOR Telerate" or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method of calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service, "Telerate") on the page specified in such pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR currency.

     Federal Funds Rate Notes

     The "Federal Funds Rate" for any interest determination date is the rate on that date for Federal Funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading "Federal Funds (Effective)", as such rate is displayed on Telerate on page 120 (or any other page as may replace such page on such service) ("Telerate Page 120").

     The calculation agent will follow the following procedures if the Federal Funds Rate cannot be determined as described above:

     - If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, the Federal Funds Rate will be the rate on that interest determination date, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)".

     - If that rate does not appear on Telerate Page 120 or is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the Federal Funds Rate to be the average of the rates for the last transaction in overnight Federal Funds quoted by three leading brokers of Federal Funds transactions in New York City as of 9:00 A.M., New York City time, on that interest determination date. The calculation agent will select the three brokers referred to above.

     - If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate then in effect on that interest determination date.

     Prime Rate Notes

     The "Prime Rate" for any interest determination date is the prime rate or base lending rate on that date, as published in H.15(519) by 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related calculation date, the rate on such interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan."

     The calculation agent will follow the following procedures if the Prime Rate cannot be determined as described above:

     - If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 PM., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as "U.S. Prime 1" as that bank's prime rate or base lending rate as in effect for that interest determination date.

     - If at least one rate but fewer than four rates appear on the Reuters screen U.S. Prime 1 on the interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the interest determination date by three major money center banks in the City of New York selected by the calculation agent.

     - If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the interest determination date.

     "U.S. Prime 1" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "U.S. Prime 1" page (or any other page as may replace that page on that service), or, if no such display, the display on the Bloomberg service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying prime rates or lending rates of major United States banks.

     Treasury Rate Notes

     The "Treasury Rate" for any interest determination date is the rate set at the auction of direct obligations of the United States ("Treasury Bills") having the index maturity described in the related pricing supplement under the caption "INVESTMENT RATE" on the display on Telerate on page 56 (or any other page as may replace such page on such service) or page 57 (or any other page as may replace such page on such service) by 3:00 PM., New York City time, on the calculation date for that interest determination date.

     The calculation agent will follow the following procedures if the Treasury Rate cannot be determined as described above:

     - If the rate is not so published by 3:00 P.M., New York City time, on the calculation date, the Treasury Rate will be the bond equivalent yield (as defined below) of the auction rate of such Treasury Bills as published in
       H.15 Daily Update, or such recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities Treasury Bills/ Auction High."

     - If the rate is not so published by 3:00 P.M., New York City time, on the calculation date and cannot be determined as described in the immediately preceding paragraph, the Treasury Rate will be the bond equivalent yield of the auction rate of such Treasury Bills as otherwise announced by the United States Department of Treasury.

     - If the results of the most recent auction of Treasury Bills having the index maturity described in the pricing supplement are not published or announced as described above by 3:00 P.M., New York City time, on the calculation date, or if no auction is held on the interest determination date, then the Treasury Rate will be the bond equivalent yield on such interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "U.S. Government securities/Treasury bills/Secondary market" or, if not published by 3:00 P.M., New York City time, on the related calculation date, the rate on such interest determination date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government securities/Treasury bills/Secondary market."

     - If such rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the average of the secondary market bid rates, as of approximately 3:30 PM., New York City time, on the interest determination date of three leading primary U.S. government securities dealers (which may include the Agents or their affiliates) for the issue of Treasury Bills with a remaining maturity closest to the index maturity described in the related pricing supplement. The calculation agent will select the three dealers referred to above.

     - If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on that interest determination date.

"Bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                              D X N
  Bond equivalent yield =  ------------  X 100
                           360 -(D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

     CMT Rate Notes

     The "CMT Rate" for any interest determination date is the rate displayed on the Designated CMT Telerate Page by 3:00 PM., New York City time, on the calculation date for that interest determination date under the caption " ... Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately 3:45 P.M.," under the column for the index maturity described in the related pricing supplement for:

     (1) if the designated CMT Telerate page is 7051, the rate on such interest determination date; or

     (2) if the designated CMT Telerate page is 7052, the weekly or monthly average for the week or the month, specified in the related pricing supplement, ended immediately preceding the week or month in which the related interest determination date occurs.

     The calculation agent will follow the following procedures if the CMT Rate cannot be determined as described above:

     - If the rate is not displayed on the relevant page by 3:00 P.M., New York City time, on the calculation date, then the CMT Rate will be the Treasury constant maturity rate for the designated CMT maturity index (as defined below), as published in H.15(519).

     - If that rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, then the CMT Rate will be the Treasury constant maturity rate (or other United States Treasury rate) for the designated CMT maturity index for the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the designated CMT Telerate page and published in H.15(519).

     - If that information is not provided by 3:00 PM., New York City time, on the calculation date, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates, as of approximately 3:30 P.M., New York City time, on the interest determination date reported, according to their written records, by three leading primary United States government securities dealers (each, a "reference dealer") in New York City. The calculation agent will select five reference dealers and will eliminate the highest quotation (or, in the event of overlap, one of the highest quotations) and the lowest quotation (or, in the event of overlap, one of the lowest quotations), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than the designated CMT maturity index minus one year.

     - If the calculation agent cannot obtain three Treasury note quotations, the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the interest determination date of three reference dealers in New York City (selected using the same method described above) for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining term to maturity closest to the designated CMT maturity index and in an amount of at least $100,000,000. If two Treasury notes with an original maturity have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity.

     - If three or four (but not five) reference dealers are quoting as described above, then the CMT Rate will be based on the average of the offered rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

     - If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on the interest determination date.

     "Designated CMT Telerate page" means the display on Telerate, on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified in the applicable pricing supplement, page 7052.

     "Designated CMT maturity index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable pricing supplement, 2 years.

     Eleventh District Cost of Funds Rate Notes

     The "Eleventh District Cost of Funds Rate" for any interest determination date is the rate equal to the monthly weighted average cost of funds for the month preceding the interest determination date as displayed on the Telerate Page 7058 by 11:00 A.M., San Francisco time, on the calculation date for that interest determination date under the caption "11th District."

     The calculation agent will use the following procedures if the Eleventh District Cost of Funds Rate cannot be determined as described above:

     - If the rate is not displayed on the relevant page by 11:00 A.M., San Francisco time, on the calculation date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, for the month immediately preceding the interest determination date.

     - If no announcement was made relating to the month preceding the interest determination date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the interest determination date.

INDEXED NOTES

     We may issue notes for which the amount of interest or principal that you will receive will not be known on your date of purchase. We will specify the formulae for computing interest or principal payments for these types of notes, which we call "indexed notes", by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or composites or baskets of any or all of the above. Examples of indexed items that we may use include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese Yen, or the price in a particular market of a barrel of West Texas intermediate crude oil.

     If you purchase an indexed note, you may receive a principal amount at maturity that is greater than or less than the note's face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the indexed note and the level of the specified indexed item throughout the term of the indexed note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the pricing supplement, as well as additional risk factors unique to the indexed note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.

RENEWABLE NOTES

     We may issue "renewable notes", which are notes that mature on an interest payment date as specified in the applicable pricing supplement (the "initial maturity date"), unless the maturity of all or any portion of the principal amount is extended as described below. On the interest payment dates in June and December each year (unless different interest payment dates are specified in the pricing supplement), which are "election dates", the maturity of the renewable notes will be extended to the interest payment date occurring 12 months after the election date, unless the holder elects to terminate the automatic extension of the maturity of the renewable notes or any portion having a principal amount of $1,000 or any multiple of $1,000 in excess thereof. To terminate, notice has to be delivered to the paying agent not less than nor more than the number of days specified in the applicable pricing supplement prior to the related election date. The option may be exercised with respect to less than the entire principal amount of the renewable notes so long as the principal amount for which the option is not exercised is at least $1,000 or any larger amount that is a integral multiple of $1,000. The maturity of the renewable notes may not be extended beyond the final maturity date that is set forth in the applicable pricing supplement. If the holder elects to terminate the automatic extension of the maturity and the election is not revoked, then the portion of the renewable note for which election was made will become due and payable on the interest payment date, unless another date is set forth in the pricing supplement, falling six months after the election date prior to which the holder made such election.

     An election to terminate the automatic extension of maturity may be revoked as to any portion of the renewable notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to the paying agent on any day following the effective date of the election to terminate the automatic extension and prior to the date 15 days before the date on which the portion would have matured.

     If a note is represented by a global security, DTC or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular note, the beneficial owner of the note must instruct the broker or other DTC participant through which it holds an interest in the note to notify DTC of its desire to terminate the automatic extension of the note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a renewable note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.

EXTENDIBLE NOTES

     We may issue notes whose stated maturity date may be extended at our option (an "extendible note") for one or more whole year periods (each an "extension period"), up to but not beyond a final maturity date described in the related pricing supplement.

     We may exercise our option to extend the extendible note by notifying the applicable trustee (or any duly appointed paying agent) at least 50 but not more than 60 days prior to the then effective maturity date. If we elect to extend the extendible note, the trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the extendible note a notice ("extension notice") informing the holder of our election, the new maturity date and any updated terms. Upon the mailing of the extension notice, the maturity of such note will be extended automatically as set forth in the extension notice.

     However, we may, not later than 20 days prior to the maturity date of an extendible note (or, if such date is not a business day, on the immediately succeeding business day), at our option, establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the applicable trustee (or paying agent) to mail notice of such higher interest rate or higher spread and/or spread multiplier to the holder of the extendible note. The notice will be irrevocable.

     If we elect to extend the maturity of an extendible note, the holder of the note will have the option to instead elect repayment of the note by us on the then effective maturity date. In order for an extendible note to be so repaid on the maturity date, we must receive, at least 25 days but not more than 35 days prior to the maturity date:

          (1) the note with the form "Option to Elect Repayment" on the reverse of the note duly completed; or

          (2) a facsimile transmission, telex or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the note, will be received by the applicable trustee (or paying agent) not later than the fifth business day after the date of the facsimile transmission, telex or letter; provided, however, that the facsimile transmission, telex or letter will only be effective if the applicable trustee or paying agent receives the note and form duly completed by that fifth business day. A holder of an extendible note may exercise this option for less than the aggregate principal amount of the note then outstanding if the principal amount of the note remaining outstanding after repayment is an authorized denomination.

     If a note is represented by a global security, DTC or its nominee will be the holder of that note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular note, the beneficial owner of that note must instruct the broker or other participant through which it holds an interest in the note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     We will indicate in the applicable pricing supplement for a note whether we will have the option to redeem the note before the stated maturity and the price or prices at which, and date or dates on which, redemption may occur. If we are allowed to redeem a note, we may exercise the option by notifying the applicable trustee at least 45 days prior to the redemption date. At least 30 but not more than 60 days before the redemption date, the trustee will mail notice or cause the paying agent to mail notice of redemption to the holders. If we partially redeem a note, we will issue a new note or notes for the unredeemed portion.

     The pricing supplement relating to a note will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date or dates on which, repayment may occur.

     For a note to be repaid at your option, the paying agent must receive at least 30 but not more than 45 days prior to an optional repayment date, such note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the note and the form entitled "Option to Elect Repayment" will be received by the paying agent no later than five business days after such facsimile or letter. If you present a note for repayment, such act will be irrevocable. You may exercise the repayment option for less than the entire principal of the note, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your note will be cancelled, and we will issue a new note or notes for the remaining amount.

     DTC or its nominee will be the holder of each global security and will be the only party that can exercise a right of repayment. If you are a beneficial owner of a global security and you want to exercise your right of repayment, you must instruct your broker or indirect participant through which you hold a note interest to notify DTC. You should consult your broker or such indirect participant to discuss the appropriate cut-off times and any other requirements for giving this instruction. The giving of any such instruction will be irrevocable.

     If a note is a discount note (other than an indexed note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of a discount note will be equal to (i) the issue price plus (ii) that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of a discount note exceed its principal amount.

     We reserve the right at any time to purchase notes at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any notes that we purchase.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

     Unless we indicate otherwise in the applicable pricing supplement, we will denominate the notes in U.S. dollars, we will make principal and interest payments on the notes in U.S. dollars and you must pay the purchase price of the notes in immediately available funds. If any of the notes ("foreign currency notes") are to be denominated or payable in a currency or basket of currencies other than U.S. dollars (a "specified currency"), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of notes set forth in the accompanying prospectus and elsewhere in this prospectus supplement.

     A pricing supplement with respect to any foreign currency note (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus and prospectus supplement. Any information we furnish you concerning exchange rates is furnished as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

CURRENCIES

     We may offer foreign currency notes denominated and/or payable in a specified currency or specified currencies. Unless we indicate otherwise in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, at your request on or prior to the third business day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents such offer to purchase foreign currency notes to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the foreign currency notes. The agent or agents will make each such conversion on such terms and subject to such conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

     The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of such basket and a description of provisions for payment in the event such currency basket is no longer used for the purposes for which it was established.

PAYMENT OF PRINCIPAL AND INTEREST

     We will pay the principal of and interest on foreign currency notes in the specified currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, if you are a holder of foreign currency notes you will be paid in U.S. dollars converted from the specified currency unless you elect to be paid in the specified currency or unless the applicable pricing supplement provides otherwise.

     If you hold a foreign currency note, we will base any U.S. dollar amount that you are owed on the highest bid quotation in The City of New York received by our agent specified in the applicable pricing supplement (the "exchange rate agent") at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the exchange rate agent) selected by the exchange rate agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, we will make payments in the specified currency. All currency exchange costs will be borne by the holders of the foreign currency note by deductions from such payments.

     Unless we indicate otherwise in the applicable pricing supplement, as a holder of foreign currency notes you may elect to receive payment of the principal of and interest on the foreign currency notes in the specified currency by transmitting a written request for such payment to the corporate trust office of the trustee in The City of New York on or prior to the regular record date or at least 15 calendar days prior to maturity, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile transmission. As a holder of a foreign currency note, you may elect to receive payment in the specified currency for all principal and interest payments and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of any such revocation must be received by the trustee on or prior to the regular record date or at least 15 calendar days prior to the maturity date, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the specified currency.

     If a note is represented by a global security, DTC or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity, as the case may be, of such beneficial owner's election. The participant must notify DTC of such election on or prior to the third business day after such record date or at least 12 calendar days prior to the maturity, as the case may be, and DTC will notify the trustee of such election on or prior to the fifth business day after such record date or at least 10 calendar days prior to the maturity, as the case may be. If the participant receives complete instructions from the beneficial owner and such instructions are forwarded by the participant to DTC, and by DTC to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See "Description of Debt
Securities -- Book-Entry Debt Securities."

     We will pay principal and interest on foreign currency notes to be paid in U.S. dollars in the manner specified in the accompanying prospectus and this prospectus supplement with respect to notes denominated in U.S. dollars. See "Description of Notes -- General". We will pay interest on foreign currency notes in the specified currency by check mailed on the relevant interest payment date to the persons entitled thereto to the address of such holders as they appear in the security register or, at our option by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of foreign currency notes, together with interest accrued and unpaid thereon, due at maturity will be paid in immediately available funds upon surrender of such notes at the corporate trust office of the applicable trustee in The City of New York, or, at our option, by wire transfer to such bank account.

PAYMENT CURRENCY

     If a specified currency is not available for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of foreign currency notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the "market exchange rate") as computed by the exchange rate agent on the second business day prior to such payment or, if not then available, on the basis of the most recently available market exchange rate or as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to the notes.

     All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

     AS INDICATED ABOVE, IF YOU INVEST IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES, YOUR INVESTMENT WILL BE SUBJECT TO SUBSTANTIAL RISKS, THE EXTENT AND NATURE OF WHICH CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT THAT YOU MAKE IN A SECURITY, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR YOU IF YOU ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

                        UNITED STATES TAX CONSIDERATIONS

     In the opinion of Thompson Hine & Flory LLP, special tax counsel to KeyCorp, the following summary accurately describes certain material United States federal income tax statutory and regulatory provisions which may pertain to the purchase, ownership and disposition of notes as of the date hereof. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, in proposed form) all of which are subject to change (either retroactive or prospective and including changes in effective dates) or possible differing interpretations, which could result in federal income tax consequences different from those discussed below. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as:

     - financial institutions,

     - insurance companies,

     - regulated investment companies,

     - dealers in securities or currencies,

     - persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or

     - United States holders (as defined below) whose functional currency is not the United States dollar.

     The United States federal income tax consequences of purchasing, holding or disposing of amortizing notes, extendible notes, renewable notes, indexed notes, foreign currency notes (other than the single foreign currency notes (as defined below)) and floating rate notes that provide for one base rate followed by a different base rate, a base rate followed by a fixed rate, or a fixed rate followed by a base rate, will be set out in the applicable pricing supplement. The summary also does not deal with holders other than original purchasers except as provided below. Additional tax considerations or consequences may result from the particular terms established in any pricing supplement or in any note. This tax summary is limited to the present laws of the United States, and, except as otherwise provided by the federal securities laws, Thompson Hine & Flory LLP assumes no obligation to revise or supplement this tax summary with respect to notes issued pursuant to this prospectus supplement and the accompanying prospectus in the event the present laws referred to above change by legislative action, judicial decision, or otherwise, or the facts as they presently exist change to the extent any such changes occur after the date of issue. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP, OR DISPOSITION OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

     As used herein, a "U.S. holder" of a note means a beneficial owner of a note that is for United States federal income tax purposes:

     - an individual citizen or resident of the United States;

     - a corporation, partnership (unless the Internal Revenue Service ("IRS") provides otherwise by Treasury Regulations) or other entity created or organized in or under the laws of the United States, any state, or of any political subdivision thereof;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

As used herein, the term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

     "Single foreign currency note" means a note on which all payments a holder is entitled to receive are denominated in or determined by reference to the value of a single foreign currency. "Foreign currency" means a currency or currency unit, other than a hyperinflationary currency or the U.S. dollar.

U.S. HOLDERS

     Interest

     Payments of interest on a note, including "qualified stated interest" on a "discount note" (each as defined below), generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received in accordance with the U.S. holder's method of accounting for United States federal income tax purposes.

     Original Issue Discount

     Notes with a term greater than one year may be issued with original issue discount for United States federal income tax purposes, i.e., a discount note. Generally, original issue discount will arise if the stated redemption price at maturity (generally, the payments to be made under the note other than payments of qualified stated interest) of a note exceeds its issue price by more than a de minimis amount or if a note has certain interest payment characteristics (e.g., interest holidays, interest payable in debt of the issuer, stepped interest rates or interest rates based upon multiple indices). The issue price of discount notes that are issued for cash will be the first price at which a substantial amount of the discount notes in the issue are sold for money (for this purpose, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers are ignored). "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or property (other than a debt instrument of the issuer) at least annually at a single fixed rate (appropriately taking into account the length of the intervals of the payments) with certain exceptions for lower rates paid during some periods. If a note is issued with original issue discount, a U.S. holder of the note will be required to include original issue discount amounts in gross income for United States federal income tax purposes on an accrual basis using the constant yield to maturity method and, as a result, a U.S. holder may be required to include these amounts in income in advance of receipt of the cash payments to which the amounts are attributable. Any amounts included in income as original issue discount with respect to a discount note will increase a U.S. holder's adjusted tax basis in the discount note.

     Computation of Original Issue Discount

     The amount of original issue discount includible in income by a U.S. holder of a discount note is the sum of the daily portions of original issue discount with respect to the discount note for each day during the taxable year or portion of the taxable year in which the U.S. holder holds the discount note, i.e., accrued original issue discount. Generally, the daily portion is determined by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. Accrual periods with respect to a note may be of any length selected by the U.S. holder and may vary in length over the term of the note as long as (1) no accrual period is longer than one year and (2) each scheduled payment of interest or principal on the note occurs either on the final or first day of an accrual period.

     The amount of original issue discount allocable to an accrual period equals the excess, if any, of:

     - the product of the discount note's adjusted issue price at the beginning of the accrual period and the note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over

     - the sum of the payments of qualified stated interest on the note allocable to the accrual period.

     The "adjusted issue price" of a discount note at the beginning of any accrual period (determined without regard to the amortization of any acquisition or bond premium, as discussed below) is (a) the sum of the issue price of the note and the accrued original issue discount for each prior accrual period less
(b) any prior payments on the note that were not qualified stated interest payments.

     The OID Regulation (as defined below) provide special rules for notes that provide for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies, including optional redemption. Notes which may be redeemed in whole or in part prior to their stated maturity will be treated as having a maturity date for federal income tax purposes on the earlier redemption date if this redemption would result in a lower yield to maturity in the case of a redemption at the issuer's option or a higher yield to maturity in the case of a redemption at the holder's option. Notice will be given in the applicable pricing supplement when we determine that a particular note will be deemed to have a maturity date for federal income tax purposes prior to its stated maturity. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of those notes.

     De Minimis Rule

     If a note is issued with de minimis original issue discount (i.e., original issue discount that is not considered original issue discount because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity), the U.S. holder generally must include any de minimis original issue discount at maturity unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made. Any amount of de minimis original issue discount that has not been included in income prior to sale, exchange or retirement of a note shall be treated as capital gain.

     Variable Rate Debt Instrument

     Floating rate notes may be subject to rules that differ from these general rules described above. Prospective investors should consult their own tax advisors with respect to the tax consequences of any prospective purchase of floating rate notes. The following summary is based upon Treasury Regulations that were published in the Federal Register on February 2, 1994, that became effective as final Treasury Regulations on April 4, 1994 and that were amended on June 14, 1996, which amendments generally became effective as final Treasury Regulations on August 13, 1996 (collectively, the "OID Regulations").

     In general, a note will be treated as a "variable rate debt instrument" for purposes of the OID Regulations if the note is issued for an amount that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (1) 0.015 multiplied by the product of the total noncontingent principal and the number of complete years to maturity from the issue date; or (2) 15% of the total noncontingent principal payments. In addition, to be a variable rate debt instrument, the note must bear stated interest (compounded or paid at least annually) at:

     - one or more qualified floating rates,

     - a single fixed rate and one or more qualified floating rates,

     - a single objective rate, or

     - a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A qualified floating rate or objective rate must be set at a current value of that rate, that is, the value of the variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" generally is a rate the variations in the value of which can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated. Generally, a multiple of a qualified floating rate will be a qualified floating rate only if it is a fixed multiple that is greater than .65, but not more than 1.35. If a note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the instrument, the qualified floating rates together constitute a single qualified floating rate. Two or more qualified floating rates will be conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other.

     A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the debt instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from its expected yield absent the restriction. An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information other than a rate based on information that is within the control of the issuer (or related party) or that is unique to the circumstances of the issuer (or related party), for example, dividends, profits or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). The IRS may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt instrument's term will differ significantly from the average value of that rate during the final half of its term.

     A "qualified inverse floating rate" is a rate that is equal to a fixed rate minus a qualified floating rate and the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate, disregarding certain restrictions on that rate, for example, as caps, floors or governors. Finally, the OID Regulations specify that a variable rate debt instrument may not provide for any principal payments that are contingent.

     In general, the rules for determining the amount and accrual of original issue discount and qualified stated interest on a variable rate debt instrument convert the debt instrument into a fixed rate debt instrument and then apply the general original issue discount rules to the debt instrument. If a note bears interest that is unconditionally payable at least annually at a single qualified floating rate or an objective rate, all stated interest is qualified stated interest. In the case of a single qualified floating rate or a qualified inverse floating rate, the accrual of original issue discount is determined by assuming that the note bears interest at a fixed rate equal to the qualified floating rate or qualified inverse floating rate. In the case of an objective rate (other than a qualified inverse floating rate), the accrual of original issue discount is calculated by assuming that the note bears interest at a fixed rate that reflects the yield that is reasonably expected for the note. In both cases, the amount of qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during that period exceeds (or is less than) the interest assumed to be paid. If a note that is a variable rate debt instrument bears interest at a variable rate other than a single qualified floating rate or objective rate, the amount and accrual of original issue discount are generally determined by converting the variable rate debt instrument into a fixed rate debt instrument as generally described above, applying the general original issue discount rules, and then making appropriate adjustments for actual interest rates under the note.

     Contingent Payment Debt Instruments

     Notes that provide for a variable rate of interest but that do not qualify as variable rate debt instruments are contingent payment debt instruments. The OID Regulations relating to the tax treatment of contingent payment debt instruments adopt the "noncontingent bond method" for contingent payment debt instruments that are issued for cash or publicly traded property. Under the noncontingent bond method, the yield on the debt instrument must first be determined based on the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument. A projected payment schedule is then set to fit the yield. Once a projected payment schedule is determined for a debt instrument as of the issue date, interest accrues on the debt instrument based on this schedule. The projected payment schedule includes all noncontingent payments as well as a projected amount for each contingent payment. Appropriate adjustments are made to account for any difference between the projected amount of a contingent payment and the actual amount of the payment. The projected amounts are, in effect, treated as fixed, and interest accrual is required based on these projected amounts whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash. Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to floating rate notes.

     Short-Term Notes

     Notes that have a fixed maturity of one year or less (i.e., short-term notes) generally will be deemed to have been issued with original issue discount (generally, the excess of the short-term note's principal amount, plus all interest payable on the note, over the note's purchase price). In general, an individual or other cash method U.S. holder is not required to accrue original issue discount on a short-term note unless the holder elects to do so. If no election is made, any gain recognized by the U.S. holder on a taxable disposition (including the maturity) of a short-term note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election on a constant yield method (based on daily compounding) through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to a short-term note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for federal income tax purposes under the accrual method, and certain other holders, including banks and dealers in securities, are required to accrue original issue discount on a short-term note (unless the holder elects to accrue "acquisition discount" in lieu of original issue discount on such note). "Acquisition discount" is the excess of the remaining stated redemption price at maturity of the short-term note over the holder's tax basis in the short-term note at the time of the acquisition.

     Market Discount

     If a U.S. holder purchases a note, other than a discount note, for an amount that is less than its issue price or, in the case of a discount note, for an amount that is less than its adjusted issue price as of the purchase date, i.e. revised issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless the difference is less than a specified de minimis amount. Under the market discount rules of the Code, a U.S. holder will be required to treat any gain on the sale, exchange, retirement or other taxable disposition of a note as ordinary income to the extent that any market discount has accrued with respect to the note and was not previously included in income by the U.S. holder (pursuant to an election by the U.S. holder to include any market discount in income as it accrues) at the time of such disposition. Market discount is accrued on a straight-line basis unless the U.S. holder elects to accrue market discount under a constant yield method. If the note is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(c) of the Code), a U.S. holder will include any accrued market discount in ordinary income (generally, as interest) as if the U.S. holder had sold the note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, deductions for all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note, unless the U.S. holder elects to include market discount in income currently as it accrues. If an election were made to include market discount in income currently as it accrues, that election would apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     In February 2000, the Clinton administration issued revenue proposals including one that would require U.S. holder's that use an accrual method of accounting to include market discount in income on a constant-yield basis as it accrues. A U.S. holder's yield for purposes of determining and accruing market discount would be limited to the greater of:

     - the original yield-to-maturity of the note plus five percentage points or

     - the applicable federal rate at the time the U.S. holder acquired the note plus five percentage points.

This proposal would be effective for notes acquired on or after the date of enactment.

     Acquisition Premium; Amortizable Bond Premium

     A U.S. holder who purchases a discount note for an amount that is greater than its adjusted issue price but equal to or less than its stated redemption price at maturity (generally, the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest) will be considered to have purchased the note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which the U.S. holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to the taxable year.

     A U.S. holder who purchases a note for an amount in excess of the note's stated redemption price at maturity (or earlier call date as applicable) will be considered to have purchased the note at a "premium". A U.S. holder generally may elect to amortize this premium over the remaining term of the note (or until the earlier call date) on a constant yield method with a corresponding decrease in its tax basis in the note. The amount amortized in any taxable year will be treated as a reduction of the U.S. holder's interest income from the Note. If a U.S. holder does not make this election, the amount of such premium will decrease the gain or increase the loss otherwise recognized on a taxable disposition of the note.

     Treasury Regulations effective for bonds acquired on or after March 2, 1998 clarify the treatment of bond premium, i.e., the bond premium Treasury Regulations. Among the provisions contained in the bond premium Treasury Regulations is a provision that generally provides that premium may be amortized to offset interest income only as a U.S. holder takes the qualified stated interest into account under the U.S. holder's regular accounting method. Moreover, the bond premium Treasury Regulations generally provide that in the case of instruments that provide for alternative payments schedules, bond premium is calculated by assuming that both the issuer and the U.S. holder will exercise or not exercise options in a manner that maximizes the U.S. holder's yield. If a U.S. holder elects to amortize bond premium for a specific taxable year, the bond premium Treasury Regulations would apply to all the U.S. holder's debt instruments held on or after the first day of that taxable year. U.S. holders should consult their own tax advisors as to the calculation of premium, if any, and the maturity date or earlier call date, as applicable, for determining and amortizing the premium.

     Election to Treat All Interest as Original Issue Discount

     Under the OID Regulations, a U.S. holder may elect to treat all interest on any note as original issue discount and calculate the amount includable in gross income under the constant yield method. For the purposes of this election, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. holder makes this election for a note with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions, described above, and the electing U.S. holder will be required to amortize bond premium or include market discount in income currently for all of the U.S. holder's other debt instruments with market discount or amortizable bond premium. The election is to be made for the taxable year in which the U.S. holder acquired the note, and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.

     Disposition of a Note

     Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize taxable capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the note and the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will equal the U.S. holder's initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. holder has elected to include market discount in income) and decreased by the amount of any payments made with respect to the notes, other than payments of qualified stated interest, and the amount of any amortizable bond premium offset against qualified stated interest with respect to the note. Except as described above, the gain or loss generally will be long term capital gain or loss if the note is held for more than one year.

NON-U.S. HOLDERS

     Interest Payments and Withholding Tax

     Subject to the discussion below concerning backup withholding, a non-U.S. holder will not be subject to United States federal income tax (at graduated rates) or withholding tax (at a rate of 30%) on payments of interest or principal (including original issue discount, if any) on a note, unless income from the note is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or unless the non-U.S. holder does not qualify for the "portfolio interest exemption" because it is:

     - a shareholder owning actually or constructively 10% or more of the vote of the corporation that issued the note,

     - a controlled foreign corporation related directly or indirectly to the corporation that issued the note, or

     - a bank receiving such interest in the manner described in section 881(c)(3)(A) of the Code.

     To qualify for the "portfolio interest" exemption described above, the last United States payor (i.e., the withholding agent) in the chain of payment prior to payment to a non-U.S. holder must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (1) is signed by the beneficial owner of the note under penalties of perjury, (2) certifies that the owner is not a U.S. holder and (3) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or W-8BEN or a substantially similar form, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a copy of the IRS Form W-8 or W-8BEN or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     Sale, Retirement or Disposition of a Note

     Subject to the discussion below concerning backup withholding, generally, a non-U.S. holder will not be subject to United States federal income or withholding taxes on any amount of capital gain recognized by the non-U.S. holder upon a sale, retirement or disposition of a note, provided:

     - the capital gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder, and

     - in the case of an individual, the non-U.S. holder is not present in the United States for 183 days or more in the taxable year in which the sale, retirement or disposition takes place or certain other conditions are not met.

     Interest Income Effectively Connected with the Conduct of a U.S. Trade or Business

     If a non-U.S. holder is engaged in a trade or business in the United States, and if premium or interest (including original issue discount) on the note is effectively connected with the conduct of that trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on interest (including original issue discount) and on any gain realized on the sale, exchange or disposition of a note in the same manner as if it were a U.S. holder. See "U.S. Holders" above. In lieu of the certificate described above in "Interest Payments and Withholding Tax," the non-U.S. holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI to claim an exemption from the withholding tax discussed in the preceding paragraphs. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a 30% branch profits tax for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) or any gain recognized on the sale, exchange or other disposition of a note will be included in the effectively connected earnings and profits of the non-U.S. holder if the interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

     New Withholding Tax Treasury Regulations

     Treasury Regulations were issued in October 1997 and May 2000 (i.e., the new withholding tax Treasury Regulations) which alter the rules described above in certain respects. The new withholding tax Treasury Regulations generally will be effective with respect to payments made after December 31, 2000, regardless of the issue date of the instrument with respect to which the payments are made.

     Generally, the new withholding tax Treasury Regulations provide documentation procedures designed to streamline compliance requirements of withholding agents by, among other things, adding alternative certification options. Under one such option, a withholding agent will be allowed to rely on a IRS Form W-8IMY furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain IRS Form W-8BEN. "Qualified intermediaries" include:

     - foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization) which have entered into withholding agreements with the IRS or

     - foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which have entered into withholding agreements with the IRS.

     In addition to certain other requirements, qualified intermediaries must obtain withholding certificates from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

     For purposes of the certification requirements, the new withholding tax Treasury Regulations generally treat, as the beneficial owners of payments on a note, those persons that, under United States tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. With respect to the notes held by a foreign partnership, under current law, the Form W-8IMY may be provided by the foreign partnership. However, for interest (including original issue discount) and disposition proceeds paid with respect to a note after December 31, 2000, unless the foreign partnership has entered into a withholding agreement with the IRS, a foreign partnership will be required, in addition to providing an intermediary Form W-8IMY, to attach an appropriate certification from each partner rather than the partnership. With respect to the notes held by a United States partnership, the new withholding tax Treasury Regulations treat payments on the notes as payments to a United States payee, even if the partnership has one or more foreign partners.

     Additionally, the new withholding tax Treasury Regulations unify current certification procedures and forms and clarify reliance standards. Generally, those persons currently required to file IRS Form W-8 or IRS Form 1001 (to claim tax treaty benefits) will be required to file new IRS Form W-8BEN or IRS Form W-8IMY (in the case of foreign intermediaries, partnerships and look-through entities), while those persons currently required to file IRS Form 4224 will be required to file new IRS Form W-8ECI. Under the new withholding tax Treasury Regulations, the new IRS forms generally will remain valid until the last day of the third calendar year following the year in which the form is signed. The current IRS forms will expire on December 31, 2000.

     Prospective investors, including foreign partnerships and their partners, should consult their tax advisors concerning the requirements imposed by the new withholding tax Treasury Regulations and their effect on the holding of the notes.

     United States Estate Tax Considerations

     The notes will generally not be includible in the estate of a non-U.S. holder unless the individual is a direct or indirect 10% or greater shareholder of the Corporation or, at the time of the individual's death, payments in respect of the notes would have been effectively connected with the conduct by the individual of a trade or business in the United States.

FOREIGN CURRENCY NOTES

     Cash Basis Holder

     A holder who uses the cash method of accounting and who receives a payment of interest (including qualified stated interest) in foreign currency with respect to a note (other than with respect to a discount note, except to the extent any qualified stated interest is received) will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on the "spot" exchange rate in effect on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and the U.S. dollar value will be the holder's tax basis in the foreign currency.

     Accrual Basis Holders

     A holder who uses the accrual method of accounting will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount) that has accrued and is otherwise required to be taken into account with respect to a single foreign currency note during an accrual period. The U.S. dollar value of the accrued interest income will be determined by translating that income at the average rate of exchange for the accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The average rate of exchange for the interest accrual period (or partial period) is the simple average of the "spot" exchange rates for each business day of the period or other average exchange rate for the period if the rate is reasonably derived and consistently applied by the taxpayer. The amount of ordinary income or loss recognized on the date such interest is actually received will equal the difference between the U.S. dollar value of the foreign currency payments received (determined by using the "spot" exchange rate in effect on the date the payment is received) in respect of the accrual period and the U.S. dollar value of the interest income that has accrued during the accrual period as determined by using the convention described above or the spot rate convention election method described below.

     Spot Rate Convention Election

     A holder may elect to translate accrued interest, into U.S. dollars at the "spot rate" on the last day of an accrual period for interest, or, in the case of an accrual period that spans two taxable years, at the "spot rate" on the last day of the taxable year. Additionally, if a payment of original issue discount or interest is actually received within five business days of the last day of the accrual period or partial accrual period within the taxable year, an electing U.S. holder may instead translate the original issue discount or accrued interest into U.S. dollars at the exchange rate in effect on the date of the receipt. Any election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS.

     For purposes of this discussion, the "spot rate" generally means a rate that reflects a fair market rate of exchange available to the public for currency under a "spot contract" in a free market and involving representative amounts. A "spot contract" is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate.

     Tax Basis and Tax Character of Gain or Loss on Sale

     A holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a single foreign currency note equal to the U.S. dollar value of the foreign currency, determined by using the "spot" exchange rate in effect at the time of the sale, exchange or retirement. Any gain or loss realized by a holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase single foreign currency notes) will be ordinary income or loss.

     A holder's tax basis in a single foreign currency note, and the amount of any subsequent adjustment to the holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for the single foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a single foreign currency note denominated in the same currency ordinarily will not recognize gain or loss in connection with the conversion and purchase. However, a holder who purchases a single foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the holder's tax basis in the foreign currency and the U.S. dollar fair market value of the single foreign currency note on the date of purchase.

     Gain or loss realized with respect to principal upon the sale, exchange or retirement of a single foreign currency note will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the note, determined by using the "spot" exchange rate in effect on the date the payment is received or the note is disposed of and the U.S. dollar value of the foreign currency principal amount of the note, determined by using the "spot" exchange rate in effect on the date the holder acquired the note. The foreign currency principal amount of a single foreign currency note generally equals the issue price in foreign currency of the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss recognized by a holder on the sale, exchange or retirement of the single foreign currency note. The source of exchange gain or loss will be determined by reference to the residence of the holder or the "qualified business unit" of the holder on whose books the note is properly reflected. Any gain or loss recognized by the holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of an original issue discount note, to the extent of any accrued original issue discount), and generally will be long-term capital gain or loss if the holding period of the single foreign currency note exceeds one year.

     Any gain or loss which is treated as ordinary income or loss, as described above, generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the IRS.

     The amount of original issue discount on a foreign currency note is determined in the relevant foreign currency. The amount of original issue discount that is taken into account currently under general rules applicable to notes other than single foreign currency notes is to be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year) unless the holder elects to use the alternative method, as described above under "Spot Rate Convention Election."

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding of United States federal income tax may apply at a rate of 31% to payments of principal, premium, if any, and interest (including original issue discount), made in respect of the notes and to certain payments of proceeds of the sale or retirement of a note to holders who are not "exempt recipients" and who fail to provide and certify certain identifying information (e.g., the holder's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. holder must be reported to the IRS, unless the U.S. holder establishes that it is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures described under "Non-U.S. Holders" generally would establish an exemption from backup withholding for non-U.S. holders who are not exempt recipients, provided, in each case, that the Corporation or its paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

     Under current Treasury Regulations, payments on the sale, exchange or other disposition of a note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if a broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or (in the case of payments made after December 31, 2000) a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

     Non-U.S. holders of notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against the beneficial owner's United States federal income tax provided the required information is furnished to the IRS in a timely manner.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     We are offering the notes on a continuous basis through Salomon Smith Barney Inc., Banc of America Securities LLC, Chase Securities Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., McDonald Investments Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (the "Agents"). The Agents have agreed to use their reasonable efforts to solicit orders to purchase the notes. Unless otherwise agreed by us and the Agents, we will have the sole right to accept offers to purchase notes and we may reject any proposed purchases of the notes in whole or in part. The Agents also have the right, using their reasonable discretion, to reject any proposed purchase of the notes in whole or in part. With respect to notes with a stated maturity of from nine months to 30 years from date of issue, we will pay an Agent a commission ranging from .125% to .750% of the principal amount of the notes sold. The exact commission paid will be determined by the stated maturity of the notes sold. With respect to notes with a stated maturity that is longer than 30 years from the date of issue sold through an Agent, the rate of commission will be negotiated at the time of sale and specified in the applicable pricing supplement.

     We may also sell the notes to an Agent or other person, as principal, for resale or other distribution by such Agent or person at varying prices related to prevailing market prices as will be determined by such Agent or person at the time of such resale or other distribution, which prices may be higher or lower than the price to the public set forth herein, or if specified in the applicable pricing supplement, at a fixed offering price. We reserve the right to sell notes directly to investors on our own behalf. Unless otherwise specified in the applicable pricing supplement, any note sold to an Agent or other person, as principal, will be purchased by such Agent or other person at a price equal to 100% of the principal amount thereof and we will pay to such Agent or other person an underwriting commission equal to or less than the commission applicable to any agency sale of a note of identical maturity.

     In addition, an Agent may resell any note purchased by it as principal to another broker-dealer at prices determined by the Agent at the time of resale and, unless otherwise specified in the applicable pricing supplement, may pay such broker-dealer a discount not in excess of the discount received by the Agent from us.

     The Agents or persons purchasing the notes as principal may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. We and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification. We have also agreed to reimburse the Agents for certain expenses, including the fees and expenses of counsel.

     The notes will not have an established trading market when issued. Also, unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any national securities exchange. The Agents or other persons purchasing the notes as principal may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that a secondary market for any notes will develop or be maintained.

     Unless specified otherwise in the applicable pricing supplement, you will be required to pay the purchase price of the notes in immediately available funds in the specified currency in The City of New York on the date of settlement. See "Description of the Notes - General."

     We estimate that our total expenses for the offering, excluding underwriting commissions or discounts, will be approximately $939,000.

     In connection with an offering of notes purchased by one or more Agents or other persons as principal on a fixed-price basis, such Agent(s) or other person will be permitted to engage in certain transactions that stabilize the price of such notes. Such transactions may consist of bids or purchases for the purpose of stabilizing or maintaining the price of such notes. If the Agent(s) or other person creates or create, as the case may be, a short position in such notes, (i.e., if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), such Agent(s) or other person may reduce that short position by purchasing notes in the open market. In general purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of such purchases.

     Neither KeyCorp nor any of the Agents or other persons purchasing the notes as principal make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the notes. In addition, neither KeyCorp nor any of the Agents or other persons purchasing the notes as principal make any representation that the Agents or such other persons will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     McDonald Investments Inc., our wholly owned subsidiary, is a member of the NASD and may participate in offerings of the notes. Accordingly, offerings of the notes in which McDonald Investments Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus supplement, the accompanying prospectus and related pricing supplement may be used by McDonald Investments Inc., or its successors, in connection with offers and sales related to market-making transactions in the notes in which McDonald Investments Inc. acts as a principal. McDonald Investments Inc. may also act as agent in such transactions. Any obligations of McDonald Investments Inc. are the sole obligations of McDonald Investments Inc. and do not create any obligations on the part of any affiliate of McDonald Investments Inc.. McDonald Investments Inc. is a member of the New York Stock Exchange, Inc.

     In the ordinary course of their business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

                             VALIDITY OF THE NOTES

     The validity of the notes will be passed on for us by any Associate General Counsel authorized to render an opinion in the State of Ohio, and for the Agents by Shearman & Sterling, New York, New York. Such Associate General Counsel may rely as to all matters of New York law upon the opinion of Shearman & Sterling. Shearman & Sterling will rely as to all matters of Ohio law upon the opinion of such Associate General Counsel. Thompson Hine & Flory LLP will pass on certain tax matters related to the notes. See "United States Tax Considerations."

     The opinion of such Associate General Counsel and Shearman & Sterling will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by us and the trustee in connection with the issuance and sale of notes, the specific terms of notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of such opinions.

     As of October 31, 2000, attorneys at Thompson Hine & Flory LLP owned an aggregate of approximately 86,500 common shares of KeyCorp. In addition, as of October 31, 2000, an Associate General Counsel currently authorized to render the opinion on our behalf owned approximately 30,750 common shares of KeyCorp, including stock options which were immediately exercisable, or exercisable within 60 days from November 27, 2000.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING ANY OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED             , 2000

                                    KEYCORP

     By this prospectus, we offer up to $1,511,500,000 of:

                                - Debt Securities
                                - Preferred Stock
                                - Depositary Shares
                                - Common Shares
                                - Capital Securities
                                - Debt Warrants
                                - Preferred Stock Warrants
                                - Depositary Share Warrants
                                - Common Share Warrants

                            ------------------------

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest.

                            ------------------------

     THESE SECURITIES WILL BE OUR OBLIGATIONS AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF OUR BANK OR NONBANK SUBSIDIARIES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES AND DETERMINED IF
    THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR
      COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS            , 2000

                            SECURITIES WE MAY OFFER

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the following securities in one or more offerings up to a total dollar amount of $1,511,000,000, or the equivalent thereof if any one of the securities are denominated in a currency, currency unit or composite currency ("currency") other than the U.S. dollar:

     - unsecured debt securities of KeyCorp, which may be either senior ("senior securities") or subordinated ("subordinated securities");

     - warrants to purchase debt securities of KeyCorp ("debt warrants");

     - shares of preferred stock of KeyCorp, $1.00 par value ("preferred stock");

     - warrants to purchase shares of preferred stock ("preferred stock warrants");

     - depositary shares representing interest in shares of preferred stock of KeyCorp ("depositary shares");

     - warrants to purchase depositary shares ("depositary share warrants");

     - common shares of KeyCorp ("common shares");

     - warrants to purchase common shares of KeyCorp; and

     - capital securities of KeyCorp ("capital securities").

The terms of the securities will be determined at the time of offering and described in the applicable prospectus supplement for such issue of securities.

     We will refer to the debt securities, debt warrants, preferred stock, preferred stock warrants, depositary shares, depositary share warrants, common shares, common share warrants and capital securities, or any combination of those securities, proposed to be sold under this prospectus and an accompanying prospectus supplement, as the "offered securities." The offered securities, together with any debt securities, preferred stock, common shares or other securities issuable upon exercise of warrants or conversion or exchange of other offered securities, will be referred to as the "securities."

     Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The prospectus supplement to be attached to the front of this prospectus will describe the particular terms of the securities offered, any initial public offering price, the price paid to us for the securities, net proceeds to us and the other specific terms related to the offering of these securities.

     For more detail on the terms of the securities, you should read the exhibits filed with our registration statement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the accompanying prospectus supplement may contain "forward-looking statements" about issues like anticipated improvement in earnings, expected expense reductions and revenue growth, and related objectives (such as the anticipated reduction in our employment base). Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. For a variety of reasons, including the following, actual results could differ materially from those contained in or implied by the forward-looking statements:

     - Interest rates could change more quickly or more significantly than we expect.

     - If the economy or segments of the economy slow, the demand for new loans and the ability of borrowers to repay outstanding loans may decline.

     - The stock and bond markets could suffer a disruption, which may have a negative effect on our financial condition and that of our borrowers, and on our ability to raise money by issuing new securities.

     - It could take us longer than we anticipate to implement strategic initiatives designed to increase revenues or manage expenses, or we may be unable to implement those initiatives at all.

     - Acquisitions and dispositions of assets, business units or affiliates could affect us in ways that management has not anticipated.

     - We may become subject to new legal obligations or the resolution of existing litigation may have a negative effect on our financial condition.

     - We may become subject to new and unanticipated accounting, tax, or regulatory practices or requirements.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C. as well as through the SEC's Internet site.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

     Information that we file in the future with the SEC and incorporated by reference in this prospectus will automatically update and replace the information. KeyCorp incorporates by reference the documents listed below and any future filings made by it with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, if the filings are made before the time that all of the securities are sold in this offering:

     - annual report on Form 10-K for the year ended December 31, 1999;

     - quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000; and

     - current reports on Form 8-K filed on January 20, April 21, July 19, October 13 and October 18, 2000.

     You may request a copy of these filings at no cost by writing or telephoning us at the following address:

     KeyCorp
     127 Public Square
     Cleveland, OH 44114-1306
     Attention: Investor Relations
     (216) 689-6300

     You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, the applicable prospectus supplement or any documents incorporated by reference are accurate as of any date on the front of the applicable document.

     Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in U.S. dollars ("$," "dollars," "U.S. dollars," or "U.S.$").

                                    KEYCORP

OVERVIEW

     KeyCorp, incorporated in 1958 under the laws of the State of Ohio and registered under the Bank Holding Company Act of 1956, is headquartered in Cleveland, Ohio. At September 30, 2000, we were one of the largest integrated multiline financial services companies in the United States with consolidated total assets of $85.5 billion. Our subsidiaries provide a wide range of investment management, retail and commercial banking, consumer finance and investment banking products and services to corporate, individual and institutional clients through four lines of business: Key Retail Banking, Key Specialty Finance, Key Corporate Capital and Key Capital Partners.

     As of September 30, 2000, these services were provided across much of the country through subsidiaries operating 932 branches in 13 states, a 24-hour banking call center services group and 2,490 ATMs. At September 30, 2000, we, together with our subsidiaries, had 22,457 full-time equivalent employees.

     We are a legal entity separate and distinct from our banking and other subsidiaries. Accordingly, our rights and the rights of our security holders and creditors to participate in any distribution of the assets or earnings of our banking and other subsidiaries is necessarily subject to the prior claims of the respective creditors of our banking and other subsidiaries, except to the extent that our claims in our capacity as a creditor of our banking and other subsidiaries may be recognized.

     Our principal executive office is located at 127 Public Square, Cleveland, Ohio 44114-1306. Our telephone number is (216) 689-6300.

SUBSIDIARIES

     Our largest banking subsidiaries are:

     - KeyBank National Association, headquartered in Cleveland, Ohio -- the 12th largest bank in the United States at December 31, 1999, based on asset size. At September 30, 2000, KeyBank had $76.1 billion in total assets and 932 branches in Alaska, Colorado, Idaho, Indiana, Maine, Michigan, New Hampshire, New York, Ohio, Oregon, Utah, Vermont and Washington; and

     - Key Bank USA, National Association, headquartered in Cleveland, Ohio, with total assets of $5.6 billion at September 30, 2000. Key Bank USA is involved in consumer loan activities.

     In addition to the customary banking services of accepting deposits and making loans, our bank and trust company subsidiaries provide specialized services, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking and capital markets products and international banking services. Through our subsidiary banks, trust companies and registered investment adviser subsidiaries, we provide investment management services to individual and institutional clients, including large corporate and public retirement plans, foundations and endowments, high net worth individuals and Taft-Hartley plans (i.e., multiemployer trust funds established under applicable law). In addition, investment management subsidiaries serve as investment advisers to proprietary mutual funds offered by our other affiliates.

MAJOR LINES OF BUSINESS

     A description of the major lines of business of KeyCorp and its subsidiaries as of September 30, 2000, is as follows:

     Key Retail Banking. Key Retail Banking delivers a complete line of branch-based financial products and services to small businesses and consumers. These products and services are delivered through 932 KeyCenters, a 24-hour telephone banking call center services group, 2,490 ATMs that access 13 different networks (resulting in one of the largest ATM networks in the United States), and a core team of relationship management professionals.

     Key Specialty Finance. Key Specialty Finance provides indirect, non-branch-based consumer loan products, including automobile loans and leases, home equity loans, education loans, and marine and recreational vehicle loans. As of December 31, 1999, based on the volume of loans generated, Key Specialty Finance was one of the nation's leading providers of financing for education loans, automobile loans and leases, and purchases of marine and recreational vehicles.

     Key Corporate Capital. Key Corporate Capital offers a complete range of financing, transaction processing, corporate electronic commerce and financial advisory services to corporations nationwide, and operates one of the largest bank-affiliated equipment leasing companies in the world with operations in the United States, Europe and Asia. Based on total transaction volume, Key Corporate Capital is one of the leading cash management providers in the United States.

     Key Corporate Capital's business units are organized around six specialized industry client segments: commercial banking, commercial real estate, lease financing, structured finance, healthcare and media/telecommunications. These targeted client segments can receive a number of specialized services, including international banking, cash management and corporate finance advisory services. Key Corporate Capital also provides investment banking, capital markets, 401(k) and trust custody products in cooperation with Key Capital Partners.

     Key Capital Partners. Key Capital Partners provides asset management, brokerage, investment banking, capital markets and insurance expertise. It also offers specialized services to high-net-worth clients through the wealth management and private banking business. This line of business generates a substantial amount of our fee income.

     We provide other financial services both inside and outside of our primary banking markets through our nonbank subsidiaries. These services include accident and health insurance on loans made by subsidiary banks, venture capital, community development financing, securities underwriting and brokerage, automobile financing and other financial services. We are also an equity participant in a joint venture with Key Merchant Services L.L.C., which provides merchant services to businesses.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table shows our consolidated ratios of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 1999 and for each of the nine-month periods ended September 30, 2000 and 1999.

     For the purpose of calculating the ratio of earnings to fixed charges and preferred stock dividends, we divided consolidated income, before income taxes and extraordinary item, plus fixed charges by fixed charges. Fixed charges consist of:

     - consolidated interest expense, excluding or including interest on deposits, as the case may be; and

     - that portion of rental expense that is deemed representative of the interest factor, net of income from subleases.

                                            NINE MONTHS
                                               ENDED
                                           SEPTEMBER 30,           YEAR ENDED DECEMBER 31,
                                           --------------    ------------------------------------
                                           2000     1999     1999    1998    1997    1996    1995
                                           -----    -----    ----    ----    ----    ----    ----
RATIO OF EARNINGS TO FIXED CHARGES
  Excluding deposit interest.............  1.83x    2.06x    2.02x   1.97x   2.24x   2.41x   2.42x
  Including deposit interest.............  1.43x    1.59x    1.57x   1.51x   1.53x   1.50x   1.46x

RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDENDS
  Excluding deposit interest.............  1.83x    2.06x    2.02x   1.97x   2.24x   2.38x   2.35x
  Including deposit interest.............  1.43x    1.59x    1.57x   1.51x   1.53x   1.49x   1.45x

                                USE OF PROCEEDS

     Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from the sale of the securities under this prospectus to our general funds and will use them for general corporate purposes, including investments in and advances to our banking and nonbanking subsidiaries, reduction of short-term borrowings, investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of the securities may also be used to finance, in whole or in part, our repurchase of KeyCorp common shares pursuant to our stock repurchase program authorized in September 2000 and described in the Quarterly Report on Form 10-Q for the period ended September 30, 2000 and filed with the SEC, which is incorporated herein by reference (see "Where You Can Find More Information"), and additional share repurchases undertaken from time to time in connection with our acquisition of banking and nonbanking companies.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities in one or more distinct series. This section summarizes the terms of the debt securities that are common to all series. All of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts different information below.

     As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture." An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default or fail to perform our obligations under the applicable indenture with respect to the notes. There are some limitations on the extent to which the trustee acts on your behalf, described later on page 18. Second, the trustee performs certain administrative duties for us.

     Senior securities will be issued by us under an indenture dated as of June 10, 1994, as supplemented from time to time (the "senior indenture"), between us and Bankers Trust Company, as trustee. Subordinated securities will be issued by us under an indenture dated as of June 10, 1994, as supplemented from time to time (the "subordinated indenture"), also between us and Bankers Trust Company, as trustee.

     We will refer to the senior indenture and the subordinated indenture together as the "indentures" and each as an "indenture". The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. Bankers Trust Company is hereinafter referred to as the "senior trustee" when referring to it in its capacity as trustee under the senior indenture, as the "subordinated trustee" when referring to it in its capacity as trustee under the subordinated indenture, and as the "trustee" when referring to it in its capacity under both of the indentures.

     Because this section is a summary, it does not describe every aspect of the debt securities and the indentures. We urge you to read the indenture that is applicable to you because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indentures. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the form of each indenture as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 4 for information on how to obtain a copy of the indentures.

GENERAL TERMS

     The senior securities will rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated securities will rank equally with all our other unsecured indebtedness, but will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness and, in certain events involving our insolvency, our Other Senior Obligations. The debt securities will be our unsecured obligations.

     Each indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of offered securities ("underlying debt securities"), as well as other unsecured debt securities, may be issued under that indenture in one or more series.

     You should read the prospectus supplement for the terms of the offered debt securities and any underlying debt securities, including the following:

     - The title of the debt securities and whether such debt securities will be senior securities or subordinated securities;

     - The aggregate principal amount of the debt securities and any limit on the aggregate principal amount of debt securities of the series;

     - If other than the principal amount of the securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

     - The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable;

     - The rate or rates at which the debt securities will bear interest, if any, or how the rate or rates will be determined, the calculation agent, if any, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     - Any optional or mandatory redemption provisions;

     - Any sinking fund or other provisions that would require us to repurchase or otherwise redeem the debt securities;

     - The form in which we will issue the debt securities; whether we will have the option of issuing debt securities in a certificated form; whether we will have the option of issuing certificated debt securities in bearer form; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa(if permitted by applicable laws and regulations);

     - If other than U.S. dollars, the currency or currencies of the debt securities;

     - Whether the amount of payments of principal, premium, and interest, if any, on the debt securities may be determined with reference to an index, formula, or other method and how these amounts will be determined;

     - Whether we or a holder may elect payment of the principal, premium, and interest, if any, on the debt securities in one or more currency or currencies other than that in which the debt securities are denominated or stated to be payable, and the terms and conditions of the election;

     - The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

     - If other than $1,000 or any integral multiple in the case of registered securities and $5,000 or any integral multiple in the case of bearer securities, the denomination in which the debt securities will be issued;

     - If other than the trustee, the identity of the security registrar and/or paying agent;

     - The date as of which any debt securities in bearer form and any temporary debt securities issued in global form representing outstanding securities will be dated if other than the date of original issuance of the first debt security of the series to be issued;

     - The applicability of the provisions of the applicable indenture described under "Discharge, Covenant Defeasance and Full Defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

     - The person to whom any interest on any registered debt security will be payable, if other than the person in whose name the debt security is registered on any record date, how or to whom any interest on the debt security in bearer form will be payable, if otherwise than upon presentation and surrender of the coupons of the debt security, and whether and how any interest payable on a temporary debt security issued in global form will be paid if not in the manner provided in the applicable indenture;

     - Whether the debt securities will be exchangeable for or convertible into other securities and the applicable terms and conditions;

     - Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

     - Any changes or additions to the Events of Default, Defaults or covenants contained in the applicable indenture;

     - Whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

     - The designation of the initial exchange rate agent, if any; and

     - Any other terms of the debt securities.

     For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

     We may issue some of the debt securities as original issue discount securities to be offered and sold at a substantial discount from their principal amount. The prospectus supplement will contain any special tax, accounting or other information relating to original issue discount securities. If we offer other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, the prospectus supplement relating to those debt securities will also contain any special tax, accounting or other information relating to those debt securities.

     Unless otherwise specified in the prospectus supplement, we will pay principal of, and premium, if any, and interest, if any on the debt securities at our office or agency in the Borough of Manhattan, New York City. You may also make transfers and exchanges at that location. We also have the right to pay interest on any debt securities by check mailed to the registered holders of the debt securities at their registered addresses.

     You will not be required to pay a service charge for any transfer or exchange of debt securities, but we may require payment of any taxes or other governmental charges.

     Neither indenture limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither indenture provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of KeyCorp.

     We may issue debt securities upon the exercise of warrants issued with other debts securities or upon exchange or conversion of exchangeable or convertible debt securities. The prospectus supplement will describe the specific terms of any of those warrants or exchangeable or convertible debt securities. It will also describe the specific terms of the debt securities issuable upon the exercise, exchange or conversion of those securities. See "Description of Securities Warrants" below.

BOOK-ENTRY PROCEDURES

     We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

     We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. tax law requirements.

  Holders of Registered Debt Securities

     Book-Entry Holders. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

     Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

     As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

     Street Name Holders. In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in "street name". Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

     For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

     Legal Holders. Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

     When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

     Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for the holders' consent, if ever required;

     - whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

     - how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     - if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

     What Is a Global Security? As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

     Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as "DTC", will be the depositary for all debt securities issued in book-entry form.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Special Situations when a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

     Special Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

     If debt securities are issued only in the form of a global security, an investor should be aware of the following:

     - An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below.

     - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "Holders of Registered Debt Securities" above.

     - An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

     - An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

     - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

     - DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

     - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

     Special Situations when a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under "Holders of Registered Debt Securities" above.

     The special situations for termination of a global security are as follows:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days;

     - if we notify the trustee that we wish to terminate that global security;
       or

     - if an Event of Default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under "Events of Default".

     The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

SUBORDINATION

     Unless otherwise indicated in the applicable prospectus supplement, the following provisions shall apply to the subordinated debt securities and the subordinated indenture.

     Tier II Capital Debt Securities. In 1992, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") issued an interpretation (the "Interpretation") of its capital adequacy

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

regulations that imposed additional restrictions on subordinated debt securities in order for these securities to qualify as Tier II capital. The Interpretation provides that subordinated debt of bank holding companies issued on or after September 4, 1992 cannot qualify as Tier II capital unless the subordination of the debt meets certain criteria, the subordinated debt is not subject to covenants and other provisions inconsistent with safe and sound banking practices and the subordinated debt may be accelerated only upon the bankruptcy of the bank holding company or the receivership of a major banking subsidiary.

     Under our subordinated indenture, we may issue subordinated debt securities that qualify as Tier II capital, subject to certain limits, in accordance with the Federal Reserve Board. In addition, as of September 30, 2000, all of the Old KeyCorp Subordinated Indebtedness (as defined below) and the Society Subordinated Indebtedness (as defined below), which were incurred by Old KeyCorp and Society, respectively, prior to the issuance of the Interpretation, continued to constitute, and be treated by us as, Tier II capital.

     Subordination Provisions. The subordinated debt securities will be our direct unsecured subordinated obligations. The subordinated debt securities will be subordinated and junior in right of payment to all Senior Indebtedness and in certain circumstances relating to our insolvency, bankruptcy, or similar case or proceeding, or our liquidation, dissolution or winding up (an "insolvency event") to all Other Senior Obligations. In addition, we may make no payments on the subordinated debt securities in the event:

     - we default in any payment on any Senior Indebtedness, or an event of default on any Senior Indebtedness permitting the holders to accelerate its maturity exists; or

     - a judicial proceeding is pending with respect to such default or event of default.

     "Senior Indebtedness" means the principal of, and premium, if any, and interest on:

        - all indebtedness of KeyCorp for money borrowed, whether outstanding on the date of execution of the subordinated indenture, or created, assumed, incurred or guaranteed after that date, except (i) subordinated debt securities issued under the subordinated indenture, Existing Subordinated Indebtedness and all indebtedness which specifically by its terms ranks equally with and not prior to the subordinated debt securities or the Existing Subordinated Indebtedness in right of payment upon the happening of an insolvency event, and
          (ii) indebtedness which ranks junior to and not equally with or prior to the indebtedness referred to in clause (i) above in right of payment upon the happening of an insolvency event.

        - any renewals, extensions, modifications and refundings of any such Senior Indebtedness.

     The term "indebtedness of KeyCorp for money borrowed" means the principal of, premium, if any, and interest, if any, on all:

        - our indebtedness, including indebtedness of others guaranteed by us, whether outstanding on the date of the subordinated indenture or created incurred assumed or guaranteed after that date, which is for money borrowed; and

        - any renewals, extensions, modifications and refundings of any such indebtedness.

     "Other Senior Obligations" means any of our obligations to our creditors, whether outstanding on the date of execution of the subordinated indenture or created, assumed, incurred or guaranteed after that date, except:

        - Senior Indebtedness;

        - subordinated debt securities issued under the subordinated indenture, Existing Subordinated Indebtedness and all indebtedness which specifically by its terms ranks equally with and not prior to the subordinated debt securities or the Existing Subordinated Indebtedness in right of payment upon the happening of an insolvency event; and

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

        - indebtedness which ranks junior to and not equally with or prior to indebtedness referred to in the clause above in right of payment upon any insolvency event.

     The subordinated indenture does not limit or prohibit the incurrence of additional Senior Indebtedness or Other Senior Obligations, and additional Senior Indebtedness may include indebtedness for money borrowed that is senior to the subordinated debt securities, but subordinated to other obligations. The senior debt securities, if issued, will constitute Senior Indebtedness.

     If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our Senior Indebtedness and Other Senior Obligations outstanding as of a recent date.

     Existing Subordinated Indebtedness. Our Existing Subordinated Indebtedness does not include our Senior Indebtedness and, accordingly, the subordinated debt securities will not be subordinated to Existing Subordinated Indebtedness. The subordinated indenture also provides that the subordinated debt securities are not superior to any of our Existing Subordinated Indebtedness and do not constitute "senior indebtedness" as defined in the indentures governing the Society Subordinated Indebtedness and the Old KeyCorp Subordinated Indebtedness. Accordingly, the subordinated debt securities will not have the benefit of the subordination provisions contained in such indentures. All of the Existing Subordinated Indebtedness originally issued by Old KeyCorp, a New York corporation ("Old KeyCorp"), and assumed by us as a result of the merger of Old KeyCorp into Society Corporation on March 1, 1994 is referred to as "Old KeyCorp Subordinated Indebtedness". All of the Existing Subordinated Indebtedness originally issued by Society Corporation, our predecessor, is referred to as "Society Subordinated Indebtedness".

     Existing Subordinated Indebtedness includes all of our indebtedness for borrowed money under our 8.125% Subordinated Notes due June 15, 2002 (originally issued by Society Corporation), 8.00% Subordinated Notes due July 1, 2004 (originally issued by Old KeyCorp and assumed by us), Medium-Term Notes Series IV due 2002 and 2003 (originally issued by Old KeyCorp and assumed by us), and any renewals, extensions, modifications and refundings of any such indebtedness.

     Because the Old KeyCorp Subordinated Indebtedness and the Society Subordinated Indebtedness were issued by Old KeyCorp and Society Corporation, respectively, prior to the merger of Old KeyCorp and Society Corporation, the relationship between the Old KeyCorp Subordinated Indebtedness and the Society Subordinated Indebtedness is not expressly provided for in the respective indentures relating to such indebtedness.

     If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our subordinated debt securities, Existing Subordinated Indebtedness, Old KeyCorp Subordinated Indebtedness and Society Subordinated Indebtedness outstanding as of a recent date.

     Insolvency Event. Upon the happening of an insolvency event, the payment of principal of, premium, if any, or interest, if any, on the subordinated debt securities and the Existing Subordinated Indebtedness is subordinated to the payment in full to the holders of the Senior Indebtedness. In addition, upon any payment to creditors upon an insolvency event, the holders of Other Senior Obligations will be paid first before the holders of the Old KeyCorp Subordinated Indebtedness on any principal of and interest on the Old KeyCorp Subordinated Indebtedness.

     If, after we have made those payments on the Senior Indebtedness and on the Other Senior Obligations, (1) there are amounts available for payment on the subordinated debt securities and (2) creditors in respect to the Other Senior Obligations have not received their full payments, then we will first use amounts available for payment on the subordinated debt securities to pay in full all Other Senior Obligations before we may make any payment on the subordinated debt securities.

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

     By reason of the subordination provisions, in certain circumstances relating to an insolvency event, the holders of subordinated debt securities may recover less than the holders of Senior Indebtedness and the holders of Other Senior Obligations. In addition, as a result of the differences among the subordination provisions applicable to the Society Subordinated Indebtedness, the Old KeyCorp Subordinated Indebtedness and the subordinated debt securities, including differences in the definitions of senior indebtedness in the various indentures, any distribution of assets upon the happening of an insolvency event among the holders of Society Subordinated Indebtedness, Old KeyCorp Subordinated Indebtedness and the subordinated debt securities may not be ratable.

OWNERSHIP OF VOTING STOCK OF SIGNIFICANT BANKS

     The senior indenture contains a covenant by us that we will not sell or otherwise dispose of, or grant a security interest in, or permit a Significant Bank to issue, any shares of voting stock of the Significant Bank, unless we will own free of any security interest at least 80% of the issued and outstanding voting stock of the Significant Bank. The covenant will not apply if:

     - the proceeds of the sale or disposition are invested, within 90 days, in any subsidiary (including any corporation which after such investment becomes a subsidiary) engaged in a banking business or any business legally permissible for bank holding companies. However, if the proceeds are so invested in any subsidiary engaged in a business legally permissible for bank holding companies other than a banking business, we may not sell or otherwise disposing of, or grant a security interest in, or permit the subsidiary to issue, any shares of voting stock of the subsidiary to the same extent as if such subsidiary were a Significant Bank if, upon making the investment, the assets of or held for the account of the subsidiary constitutes 10% or more of our consolidated assets; or

     - the disposition is made in exchange for the stock of any bank.

     "Significant Bank" means any of our directly or indirectly owned banking subsidiaries which assets constitute 10% or more of our consolidated assets (currently, KeyBank National Association).

     The subordinated indenture does not contain a similar covenant, because inclusion of such a covenant under the Interpretation would result in the subordinated debt securities not qualifying as Tier II capital.

     The subordinated indenture relating to the Society Subordinated Indebtedness contains a provision substantially similar to the covenant described above.

EVENTS OF DEFAULT

     You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

     Senior Indenture. The term "Event of Default" in respect of the senior debt securities of your series means any of the following:

     - We do not pay the principal of, or any premium on, a senior debt security of the series on its due date.

     - We do not pay interest on a senior debt security of the series within 30 days of its due date.

     - We do not deposit any sinking fund payment in respect of a senior debt security of the series on its due date.

     - We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the senior debt securities of the series.

     - We or any Significant Bank owned by us file for bankruptcy, certain events of bankruptcy, insolvency or reorganization relating to us occur, or a Significant Bank goes into receivership or conservatorship.

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

     - We are required to accelerate the maturity of any indebtedness in an aggregate principal amount exceeding $20 million, for money borrowed by us or a Significant Bank, if the acceleration is not annulled within 10 days by a written notice. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the senior debt securities of the series.

     - Any other Event of Default in respect of senior debt securities of the series described in the prospectus supplement occurs.

     The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders.

     If an Event of Default, other than the filing for bankruptcy or the happening of certain events of bankruptcy, insolvency or reorganization, has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all the senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity.

     Upon a filing for bankruptcy or the occurrence of certain events of bankruptcy, insolvency or reorganization, the trustee or the holders of 25% in principal amount of all the senior debt securities then outstanding may declare the entire principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all the outstanding senior debt securities to be due and immediately payable.

     A declaration of acceleration of maturity may, under certain circumstances, be canceled by the holders of at least a majority in principal amount of the senior debt securities of the affected series.

     We will describe in the prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of the original issue discount senior debt securities upon an Event of Default.

     Subordinated Indenture. The term "Event of Default" in respect of the subordinated debt securities of your series means any of the following:

     - Certain events occur relating to our bankruptcy, insolvency or reorganization or the receivership of a Major Bank.

     - Any other Event of Default specified with respect to the subordinated debt securities of that series.

     "Major Bank" means any of our directly or indirectly owned banking subsidiaries which assets constitute 75% or more of our consolidated assets. Currently, KeyBank National Association is a Major Bank.

     If an Event of Default, other than the happening of certain events relating to our bankruptcy, insolvency or reorganization or receivership of a Major Bank, has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all the subordinated debt securities of that series to be due and immediately payable.

     Upon the occurrence of certain events of bankruptcy, insolvency or reorganization, or receivership of a Major Bank, the trustee or the holders of 25% in principal amount of all the subordinated debt securities then outstanding may declare the entire principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all the outstanding subordinated debt securities to be due and immediately payable.

     A declaration of acceleration of maturity may, under certain circumstances, be canceled by the holders of at least a majority in principal amount of the subordinated debt securities of the affected series.

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

     Unless otherwise provided in the terms of a series of subordinated debt securities, there will be no right of acceleration of the payment of principal of the subordinated debt securities of that series upon a default in the payment of principal of, premium, if any, or interest, if any, or a default in the performance of any covenant or any agreement in the subordinated debt securities or subordinated indenture.

     In the event a "Default" occurs and is continuing, the trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the subordinated debt securities by appropriate judicial proceeding. "Default" means, with respect to any series of subordinated debt securities, any of the following:

     - An Event of Default.

     - We do not pay the principal of, or any premium on, any subordinated debt security at its maturity.

     - We do not pay interest on any subordinated debt security on its due date or for 30 days after its due date.

     - We do not deposit any sinking fund payment in respect of any subordinated debt securities on its due date.

     - We remain in breach of a warranty or covenant in respect of any subordinated debt securities (other than a warranty or covenant solely for the benefit of a series other than that series) for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the subordinated debt securities of that series.

     Any other Default occurs in respect of subordinated debt securities of the series described in the prospectus supplement.

     The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, if any, or interest, if any, or in the payment of any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. In addition, the trustee must withhold notice for certain defaults for a period of 60 days.

     In comparison to the Events of Default provided for in the KeyCorp subordinated indenture and the subordinated indenture relating to the Old Key Subordinated Indebtedness, the holders of Society Subordinated Indebtedness have the benefit of broader events of default and related acceleration rights which include, without limitation, any one of the following:

     - We do not pay interest on the Society Subordinated Indebtedness on its due date.

     - We do not pay the principal of, or premium, if any, on any Society Subordinated Indebtedness at its maturity;

     - We default in the performance or breach any of our covenant or warranty;

     - Acceleration of our indebtedness for borrowed money or the indebtedness of a principal bank (as defined in Society Corporation's subordinated indenture).

     In order to conform to the Interpretation, our subordinated indenture does not contain any of such events of default or acceleration rights.

     Provisions Common to the Senior and Subordinated Indentures. Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding senior debt securities or subordinated debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in

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

certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

     Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

     - You must give your trustee written notice that an Event of Default, in the case of the senior debt securities, or an Event of Default or a Default, in the case of the subordinated debt securities, has occurred and remains uncured.

     - The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the Event of Default or Default, as the case may be, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

     - The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

     - The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice.

     However, you are entitled at any time to bring a lawsuit for the payment of principal of, or premium, if any, or, subject to certain conditions, of interest, if any, on the debt securities on or after the due date.

     BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.

     Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

MERGER OR CONSOLIDATION

     Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

     - We are the continuing corporation or our purchaser or successor is a corporation organized under the laws of the United States of America, or any of its States or the District of Columbia.

     - We are the continuing corporation or our purchaser or successor must agree to assume our obligations on the debt securities and under the indentures.

     - The merger or sale of assets must not cause, in the case of the senior debt securities, an Event of Default or, in the case of the subordinated debt securities, a Default or an Event of Default, or cause an event, which after notice or lapse of time, would become a Event of Default or a Default.

     - If, as a result of a merger or sale of assets, shares of voting stock of any Significant Bank become subject to a security interest not permitted under the senior indenture, we, or our purchaser or successor, must take all necessary steps to secure the senior debt securities equally and ratably with, or prior to, the indebtedness secured by the security interest.

     - We must deliver certain certificates and documents to the trustee.

     - We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

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

MODIFICATION OR WAIVER

     Changes Requiring Approval. We and the trustee may modify each indenture with the consent of not less than 66 2/3% in principal amount of each series of outstanding debt securities affected by the modification. However, we may not, without the consent of each affected holder:

     - change the stated maturity of the principal of, or premium, if any, on a debt security;

     - change any installment of principal of or interest, if any, on a debt security of that series;

     - reduce any amounts due on a debt security;

     - change any obligation to pay additional amounts in respect of a debt security;

     - reduce the amount of principal of an original issue discount security or indexed security payable upon acceleration of the maturity of a security or payable in bankruptcy;

     - adversely affect any right of repayment at the holder's option;

     - change the place or currency of payment on a debt security;

     - impair your right to sue for payment;

     - adversely affect any right to convert a debt security in accordance with its terms;

     - modify the subordination provisions in the subordinated indenture in a manner that is adverse to holders of the subordinated securities;

     - reduce the percentage in principal amount of holders of debt securities needed to consent to modify or amend the applicable indenture;

     - reduce the percentage in principal amount of holders of debt securities needed to consent to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

     - reduce the requirements for voting or quorum relating to bearer securities; and

     - modify any of the provisions relating to supplemental indentures requiring the consent of holders, relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of holders whose consent is required for these actions or to provide that certain provisions of the applicable indenture cannot be modified or waived without the consent of each affected holder.

     In addition, under the subordinated indenture, no modification may affect the rights of any holder of Senior Indebtedness or Other Senior Obligations as described under "Subordination" without the consent of the affected holder of Senior Indebtedness or Other Senior Obligations.

     Changes Not Requiring Approval. Certain changes do not require any vote by the holders of the debt securities. They are limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect.

     Waiver. The holders of at least 66 2/3% in principal amount of any series of debt securities issued under an indenture may waive, on behalf of the holders of that series, our compliance with certain restrictive provisions in that indenture. Similarly, the holders of at least 66 2/3% in principal amount of any series of debt securities issued under an indenture may waive, on behalf of the holders of that series, any past default under that indenture, except a default in the payment of principal, or premium, if any, or interest, if any, or in the performance of certain covenants or provisions which can only be modified with the consent of each affected holder. See "--Changes Requiring Approval."

     BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE APPLICABLE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

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

DISCHARGE, COVENANT DEFEASANCE AND FULL DEFEASANCE

     Discharge. Under terms satisfactory to the trustee, we may discharge certain obligations to holders of any series of debt securities issued under the indenture which have not already been delivered to the trustee for cancellation. Such debt securities must also:

     - have become due and payable;

     - be due and payable by their terms within one year; or

     - be scheduled for redemption within by their terms within one year.

     Covenant Defeasance. Under current federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

     - We must deposit in trust for the benefit of all holders of the debt securities of the particular series money and/or U.S. Government Obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

     - We must deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

     Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from all payment and other obligations (subject to limited exceptions) on the debt securities of a particular series (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

     - We must deposit in trust for the benefit of all holders of the debt securities of the particular series money and/or Government Obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

     - We must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

     Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited the funds to effect defeasance or covenant defeasance with respect to debt securities of a series,

     - the holder of the debt securities of the series is entitled to and elects to receive payment in a currency other than that in which the deposit has been made, or

     - a Currency Conversion Event (as defined in the applicable indenture) occurs,

then the indebtedness represented by the debt security will be fully discharged through the payment of the principal of, premium, if any, and interest, if any, on the debt security out of the proceeds yielded by converting the deposited amount into the currency in which the debt security becomes payable as a result of the election or Currency Conversion Event based on the applicable Market Exchange Rate. Unless the applicable prospectus supplement provides otherwise, all payments on any debt security that is payable in a foreign currency with respect to which a Currency Conversion Event occurs will be made in U.S. dollars.

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

     If we accomplish covenant defeasance or full defeasance, you can still look to us for payment of the debt security if the trustee or any paying agent is prevented by order or judgment of any court or governmental authority from making payment. However, if we make such payment to you, we will be subrogated to the rights of the holders of the applicable debt securities to receive the payment from the money held by the trustee or paying agent.

CONVERSION

     Holders of subordinated debt securities convertible into capital securities may be entitled or required subject to prior redemption, prepayment or repurchase to convert their debt securities into capital securities upon terms and conditions set forth in the applicable prospectus supplement. No separate consideration will be received for any capital securities issued upon conversion of subordinated convertible debt securities.

CONCERNING THE TRUSTEE

     Bankers Trust Company is trustee under both indentures. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with Bankers Trust Company in the ordinary course of business. Bankers Trust Company also serves as trustee under a senior indenture of Old KeyCorp. The trustee may resign or be removed provided that a successor trustee is appointed.

                         DESCRIPTION OF PREFERRED STOCK

     This section is a summary and it does not describe every aspect of our preferred stock. We urge you to read our articles of incorporation and the certificate of amendment of the articles of incorporation (the "certificate") creating your preferred stock because they, and not this description, define your rights as a holder of preferred stock. We have filed our articles of incorporation and will file the certificate with the Secretary of State of the State of Ohio in connection with the issuance of preferred stock. We will also file the certificate as an exhibit to or incorporated by reference in the registration statement prior to the consummation of the sale of such preferred stock. See "Where You Can Find More Information" on page 4 for information on how to obtain copies of these documents.

     Under our amended and restated articles of incorporation (the "articles of incorporation"), we are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 25,000,000 shares of preferred stock, $1.00 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by our board of directors. We currently have no preferred stock issued and outstanding.

     The specific terms of any preferred stock proposed to be sold under this prospectus and an attached prospectus supplement will be described in the prospectus supplement. If so indicated in the prospectus supplement, the terms of the offered preferred stock may differ from the terms set forth below.

GENERAL

     Unless otherwise specified in the prospectus supplement relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and non-assessable and holders thereof will have no preemptive rights.

     You should read the prospectus supplement for the terms of the preferred stock offered thereby; including the following:

     - The designation of the series;

     - The authorized number of shares of the series;

     - The dividend rate or rates of the shares of the series;

     - The date on which dividends will be paid;

     - Whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will begin to accumulate;

     - The amounts payable in shares of the series in the event of any liquidation, dissolution or winding-up of our affairs;

     - Any applicable redemption, retirement or sinking fund provisions;

     - Any applicable conversion provision; and

     - Any other specific terms, preferences or rights of, or limitations or restrictions.

     Our board of directors is authorized to amend the articles of incorporation fixing, with respect to any unissued shares of preferred stock, the matters listed above.

     As described under "Description of Depositary Shares," we may also offer depositary shares that will represent a fraction to be specified in a prospectus supplement of a share of the particular series of preferred stock issued and deposited with the depository.

     If applicable, the prospectus supplement will also contain a discussion of the material federal income tax considerations relevant to the offering.

DIVIDENDS

     Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors, out of our assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement. Dividends, if cumulative, will cumulate from and after the date set forth in the applicable prospectus supplement. The interest payment dates and rates will also be set forth in the applicable prospectus supplement. We may not declare, pay or set apart for the payment of dividends on our stock ranking on a parity with, or junior to, the preferred stock, unless dividends have been paid or set apart for payment on the preferred stock.

REDEMPTION

     If so provided in the applicable prospectus supplement, the shares of preferred stock we offer may be redeemable in whole or in part at our option or at the option of the holders of preferred stock upon terms and at the redemption prices set forth in the prospectus supplement.

CONVERSION

     If the preferred stock will be convertible into shares of common stock, capital securities or other securities, the applicable prospectus supplement will set forth the terms and conditions of that conversion, including the conversion price, conversion period and whether conversion or exchange will be mandatory or at the option of the holder or us.

LIQUIDATION RIGHTS

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of our preferred stock will be entitled to receive in full out of our assets, including our capital, before any distribution of assets is made to holders of common shares or any other shares ranking junior to the preferred stock, liquidating distributions in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends.

VOTING RIGHTS

     Except as indicated below or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote.

     If we fail to pay full cumulative dividends on any series of preferred stock for six quarterly dividend payment periods (whether or not the dividend payment periods are consecutive), the number of our directors will be increased by two and the holders of all outstanding series of preferred stock, voting as a single class without regard to series, will be entitled to elect the two additional directors until full cumulative dividends for all past dividend payment periods on all series of preferred stock have been paid or declared and set apart for payment or until non-cumulative dividends have been paid regularly for at least one full year.

     Directors elected by the holders of the preferred stock will serve until the next annual meeting of our shareholders or until their respective successors are elected and qualify. If, prior to the end of the term of any director, a vacancy in the office of the director occurs during the continuance of a default in dividends on any series of preferred stock by reason of death, resignation, or disability, the vacancy will be filled by the appointment by the remaining director or directors of a new director for the unexpired term of the former director.

     Under existing interpretations of the Federal Reserve Board, if the holders of any series preferred stock become entitled to vote for the election of directors because dividends on such series preferred stock are in arrears, preferred stock then may be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if the holder exercises a "controlling influence" over

KeyCorp) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, at such time,

     - under the Bank Holding Company Act of 1956, any bank holding company or foreign bank with a United States presence may be required to obtain approval of the Federal Reserve Board to acquire or retain 5% or more of such series; and

     - under the Change in Bank Control Act of 1978, any person other than a bank holding company may be required to obtain approval of the Federal Reserve Board to acquire or retain 10% or more of preferred stock.

     The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of preferred stock will be required to amend any provision of our articles of incorporation or our regulations which would be substantially prejudicial to the voting powers, preferences or rights of the holders of the preferred stock. If any amendment of our articles of incorporation or regulations would not be substantially prejudicial to all series of outstanding preferred stock, the affirmative vote or consent of the holders of at least two-thirds of the series so affected will be required.

     However, no vote or consent will be required for:

     - the amendment of our articles of incorporation to create any class of stock (or increase the authorized number of shares of any class) that will be junior to, or on a parity, with the preferred stock; nor

     - the amendment of our regulations so as to change the number of our directors.

     In addition, the affirmative vote of at least two-thirds of the outstanding shares of preferred stock will be required to:

     - create any class of shares (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation, dissolution or winding-up over the preferred stock; or

     - purchase or redeem less than all of the outstanding preferred stock (except in accordance with a purchase offer made to all holders of record of preferred stock), unless all dividends on all outstanding preferred stock for all previous dividend periods shall have been paid or set apart for payment and all accrued sinking fund obligations shall have been complied with.

REPURCHASE OF SHARES

     Subject to the express terms of any series of preferred stock, we, by action of our board of directors and without any further action of our shareholders, are authorized by our articles of incorporation to purchase any shares of any series of preferred stock in accordance with the Ohio General Corporation Law. We may purchase preferred stock either in the open market, or at public or private sales, in the manner and amounts and at the price determined by our directors.

TRANSFER AGENT AND REGISTRAR

     Unless otherwise set forth in the applicable prospectus supplement, Bankers Trust Company will be the transfer agent, registrar and dividend disbursement agent for any preferred stock or depositary shares being offered by use of this prospectus. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meetings at which those holders will have the right to elect directors or to vote on any other matter.

                        DESCRIPTION OF DEPOSITARY SHARES

     This section is a summary and it does not describe every aspect of depositary shares and deposit agreements. We urge you to read the deposit agreement and depositary receipts because they, and not this description, define your rights as a holder of depositary shares. We have filed the form of deposit agreement, including the form of depositary receipts evidencing depositary shares (the "depositary receipts"), as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 4 for information on how to obtain a copy of the deposit agreement.

     We may offer (either separately or together with other offered securities) depositary shares representing fractional interests in our preferred stock of one or more series. The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary (the "depositary"), identified in the prospectus supplement.

     The specific terms of any depositary shares proposed to be sold under this prospectus and attached prospectus supplement will be described in the prospectus supplement. If so indicated in the prospectus supplement, the terms of the depositary shares may differ from the terms set forth below.

GENERAL

     We may provide for the issuance by the preferred stock depositary to the public of the depositary receipts evidencing the depositary shares, each of which will represent a fractional interest (to be specified in the prospectus supplement) in one share of the related preferred stock, as described below.

     You should read the prospectus supplement for the terms of the depositary shares offered thereby, including the following:

     - The number of depositary shares and the fraction of one share of preferred stock represented by one depositary share;

     - The terms of the series of preferred stock deposited by us under the deposit agreement;

     - Whether the depositary shares will be listed on any security exchange;

     - Whether the depositary shares will be sold with any other offered securities and, if so, the amount and terms of these other securities; and

     - Any other terms of the depositary shares.

     If applicable, the prospectus supplement will also contain a discussion of the federal income tax considerations relevant to the offering.

     We will enter into a deposit agreement with a depositary having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by a depositary share, to all the rights, preferences, and privileges of the preferred stock, including any and all dividend, voting, redemption, conversion, and liquidation rights.

     Pending the preparation of definitive depositary receipts, we or any holder of preferred stock may order the depositary to execute and deliver temporary depositary receipts. Temporary depositary receipts are substantially identical to the definitive depositary receipts, and entitle the holders to all the benefits pertaining to the definitive depositary receipts. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts upon surrender of the temporary depositary receipts at the depositary's principal office or another office, designated by the depositary, at our expense and without charge to the holder.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited shares of preferred stock, including any cash received upon redemption of any shares of preferred stock, to the record holders of depositary shares in proportion to the numbers of depositary shares owned by the holders on the relevant record date.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by the holders on the relevant record date. If the depositary, after consultation with us, determines that it is not feasible to make the distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

REDEMPTION OF PREFERRED STOCK

     Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed; provided that we have paid in full to the depositary the redemption price of the preferred stock to be redeemed. In the event of redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of preferred stock held by the depositary. If less than all depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by another equitable method, in each case as may be determined by us.

     In addition, although depositary shares, as such, are not redeemable at the option of the holder of depositary shares, the holder may (if so specified in the prospectus supplement), surrender depositary shares with written instructions to the depositary to instruct us to cause the redemption of preferred stock represented by the depositary shares. We will thereafter cause the redemption of the preferred stock at the redemption price utilizing the same procedures as those provided for delivery of preferred stock to effect the redemption.

     The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share, plus any other money and other property, if any, represented by each depositary share, including an amount equal to any accrued and unpaid dividends payable with respect to preferred stock.

     Unless we default in the payment of the redemption price of any preferred stock called for redemption and unless otherwise specified in the certificate, from and after the redemption date,

     - all dividends on the shares of preferred stock called for redemption will cease to accrue;

     - depositary shares so called for redemption will no longer be deemed outstanding; and

     - all rights of holders of depositary shares will terminate except for the right to receive the redemption price.

     In addition, in the case of any redemption at our option or at the option of the holder, any rights of conversion in respect of shares of preferred stock will terminate on the close of business on the redemption date.

CONVERSION OF PREFERRED STOCK AT OUR OPTION

     The holders of depositary shares may be obligated at any time or upon maturity of the preferred stock represented by the depositary shares to convert the depositary shares for the number of whole shares of our capital securities or other debt securities in proportion to the number of shares of preferred stock represented by the depositary shares. Whenever we exercise our option to convert shares of preferred stock held by the depositary, the depositary will convert as of the same conversion date the number of depositary shares representing the shares of preferred stock so converted. We will previously have issued and deposited with the depositary the capital securities or other debt securities for the preferred stock to be converted and paid in full to the depositary any accrued and unpaid dividends.

     The depositary shares will be converted at a conversion rate per depositary share equal to the applicable fraction of the conversion rate per share then in effect in respect of the shares of deposited preferred stock so converted, plus any other money and property, represented by each depositary share, including all amounts paid by us in respect of dividends which on the conversion date have accrued on the shares of preferred stock and have not theretofore been paid. If less than all depositary shares are to be converted, the depositary shares to be converted will be selected by the depositary by lot or pro rata or by any other equitable method, in each case as may be determined by us.

     From and after the date fixed for conversion:

     - all dividends in respect of preferred stock called for conversion will cease to accrue to the extent set forth in the certificate,

     - any rights of conversion or redemption at the option of the holders of the depositary shares called for conversion will terminate at the close of business on such conversion date to the extent set forth in the certificate,

     - the depositary shares called for conversion will no longer be deemed to be outstanding, and

     - all rights of the holders of the depositary receipts evidencing the depositary shares will cease, except the right to receive the securities payable upon conversion and any money and other property, if any, to which the holders of depositary shares were entitled upon conversion upon surrender to the depositary of the depositary receipts evidencing depositary shares.

CONVERSION OF PREFERRED STOCK AT THE OPTION OF THE HOLDER

     The depositary shares as much, are not convertible at the option of the holders into common shares or any other securities or property.

     However, a prospectus supplement may provide that the preferred stock represented by depositary shares is convertible at the option of the holder into common stock or other securities. In such case, the depositary receipts evidencing the depositary shares may be surrendered by each holder to the depositary with instructions to convert the preferred stock into whole common shares or other class or series of capital securities. Upon receipt of those instructions, we will cause the conversion and will deliver to the holder the whole common shares or the whole number of other capital securities (and cash in lieu of any fractional share or security).

     If the depositary receipts evidencing depositary shares surrendered by the holder to the depositary are convertible into less than one whole common share or less than one share of other securities or into any numbers of whole shares plus an excess constituting less than one whole share thereof, the holder will receive payment in lieu of fractional common shares or fractional shares of capital securities.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts to the depositary (unless the related preferred stock has previously been called for redemption or conversion), any holder of depositary shares will be entitled to receive whole shares of the related series of preferred stock and any money and other property represented by the depositary shares. Shares of preferred stock so withdrawn, however, may not be redeposited. If the holder requests withdrawal of less than all the shares of preferred stock to which the holder is entitled, the depositary will deliver to the holder a new depositary receipt evidencing the balance or fractional share.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of shares of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date of the preferred stock) will be entitled to instruct the depositary as to the manner in which to vote the number of shares of preferred stock represented by the depositary shares. We will agree to take all reasonable actions that may be deemed necessary by the depositary in order to enable the depositary to vote in accordance with each holder's instructions. The depositary will abstain from voting preferred stock to the extent it does not receive instructions from the holder of depositary shares representing the preferred stock. The depositary will not be required to exercise discretion in voting any preferred stock represented by the depositary shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares or which would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will automatically terminate if:

     - all outstanding depositary shares have been redeemed, converted, or withdrawn;

     - each share of preferred stock has been converted into common shares or shares of any other class or series of capital securities; or

     - there has been a final distribution in respect of the preferred stock in connection with any our liquidation, dissolution, or winding up.

     We may terminate the deposit agreement at any time upon not less than 60 days prior written notice to the depositary. In that case, the depositary will, not later than 30 days after the date of such notice, deliver to the record holders, upon surrender of the depositary receipts, the number of whole shares of preferred stock as are represented by the depositary receipts. In the event that the depositary receipts represent a fractional number of shares of preferred stock, the depositary will aggregate all interests in the fractional shares, and, with our approval, adopt a method deemed equitable and practicable for the purpose of effecting the distribution of such interests, including a public or private sale. Thereafter, the depositary will distribute to the holders of the depositary receipts the net proceeds of any sale.

CHARGES OF DEPOSITARY AND OTHER TAXES AND CHARGES

     We will pay:

     - all fees and expenses of the depositary,

     - all charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of depositary shares,

     - all charges of the depositary in connection with the withdrawals of shares of preferred stock by holders of depositary shares,

     - all charges of the depositary in connection with any redemption or conversion of the preferred stock, and

     - all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.

     Holders of depositary shares will pay such other transfer and other taxes and governmental charges as are expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, the resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The depositary will forward to the holders of depositary shares all notices, reports and proxy solicitation material from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law, any provision of the articles of incorporation or the certificate or by any other circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and liabilities and those of the depositary will be limited to performance in good faith of such duties as are specifically set forth in the deposit agreement. Neither we nor the depositary will be obligated to appear in, prosecute, or defend any action, suit, or other proceeding relating to preferred stock, depositary shares, or depositary receipts that in unless satisfactory indemnity is furnished. We and the depositary may rely upon the written advice of counsel, or upon the written advice of and information provided by any accountant, holders of depositary shares or other persons we believe to be competent and on documents we believe to be genuine.

     If the depositary receives conflicting claims, requests, or instructions from holders of depositary receipts, on the one hand, and us, on the other hand, the depositary will be entitled to act on the claims, requests, or instructions received from us.

                       DESCRIPTION OF CAPITAL SECURITIES

     We may offer capital securities upon conversion of a series of subordinated debt securities or preferred stock. Whenever capital securities are issued, we will be obligated to deliver capital securities with a market value equal to the principal amount of subordinated debt securities. In addition, we will unconditionally undertake to sell the capital securities in a sale on behalf of any holders who elect to receive cash for the capital securities. In case of the sale of capital securities by us on behalf of the holders, we will bear all expenses of the sale, including underwriting discounts and commissions. There can be no assurance, however, that there will be a market for the capital securities when issued or at any time thereafter. If we fail to deliver any capital securities when required, the trustee may institute judicial proceedings for

     - specific performance,

     - money damages equal to the principal amount of the subordinated debt securities for which capital securities were to be converted, or

     - any other proper remedy.

     If we fail to sell the capital securities, we will deliver to the holders capital securities and not cash upon exchange of the subordinated debt securities. In this event, we will have no specifically enforceable obligation to make the sale, but will not be relieved of any liability for money damages we would have for breach of our obligation to make a sale of sufficient amounts of capital securities. Generally, the market value of any capital securities will be the sale price. However, if we do not sell the capital securities, the market value of capital securities will be their fair value when exchanged as determined by three independent nationally recognized investment banking firms selected by us.

     Whenever we elect to convert preferred stock into capital securities, we will be obligated to deliver capital securities in an amount either based upon a conversion price or with a required conversion value. The conversion value will be determined by then existing market prices, by an auction or bidding procedure or by such other method as set forth in the prospectus supplement.

     Any issuance of capital securities by us, including upon conversion of subordinated debt, preferred stock or other securities will be made in compliance with any and all applicable rules under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

     The capital securities may consist of common shares or preferred stock. All capital securities that will be issuable upon conversion of subordinated debt securities or preferred stock will be duly authorized, validly issued and, if applicable, fully paid and non-assessable.

     Any capital securities to be issued will have designations, preferences, dividend, and other rights, qualifications, limitations, and restrictions as may be determined by us and approved by our board of directors.

                          DESCRIPTION OF COMMON SHARES

     This section is a summary and it does not describe every aspect of our common shares. We urge you to read our articles of incorporation and regulations because they, and not this description, define your rights as a holder of common shares. We have filed our articles of incorporation and regulations as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 4 for information on how to obtain a copy of our articles in incorporation and regulations.

     We may issue common shares in such amounts and proportion and for such consideration as may be fixed by our board of directors. As of the date of this prospectus, we are authorized to issue up to 1,400,000,000 of common shares. As of September 30, 2000, we had issued 491,888,780 common shares (including 64,628,931 shares held in treasury). Our common shares are traded on the New York Stock Exchange. The transfer agent and registrar for the common shares is Computershare Investor Services, LLC.

GENERAL

     Holders of common shares are not entitled to preemptive or preferential rights. Our common shares have no redemption or sinking fund provisions applicable thereto. Our common shares do not have any conversion rights. The rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

     We may issue authorized but unissued common shares in connection with several employee benefit and stock option and incentive plans maintained by us or our subsidiaries, and our Automatic Dividend Reinvestment and Cash Payment Plan.

     The outstanding common shares are fully paid and non-assessable and future issuances of common shares, when fully paid for, will be non-assessable. However, Section 1701.95 of the Ohio General Corporation Law provides that a shareholder who knowingly receives any dividend, distribution, or payment made contrary to law or the articles of a corporation will be liable to us for the amount received by him that is in excess of the amount that could have been paid or distributed without violation of law or the articles.

DIVIDENDS

     When, as, and if dividends, are declared by our board of directors out of funds legally available for their payment, the holders of common shares are entitled to share equally, share for share, in such dividends. The payment of dividends on the common shares is subject to the prior payment of dividends on the preferred stock.

LIQUIDATION

     In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of the common shares are entitled to receive, on a share for share basis, any of our assets or funds available for distribution after we have paid in full all of our debts and distributions and the full liquidation preferences of all series of our outstanding preferred stock.

VOTING RIGHTS

     Subject to the rights, if any, of the holders of any series of preferred stock, holders of common shares have exclusive voting rights and are entitled to one vote for each share on all matters voted upon by the shareholders. Holders of common shares do not have the right to cumulate their voting power.

SHAREHOLDER RIGHTS PLAN

     In August 1989, our board of directors declared a dividend consisting of rights to purchase common shares (the "rights"). One of the rights was distributed with respect to each common share outstanding on

September 12, 1989. Rights have been and will continue to be issued in respect to all common shares after September 12, 1989, but before the earlier of the expiration or redemption of the rights or the occurrence of a triggering event (as defined below), or upon the exercise of any employee stock option granted prior to a triggering event. The description and terms of the rights are set forth in the Restated Rights Agreement, dated as of May 15, 1997, between and KeyBank National Association, as rights agent, and us (the "rights agreement"), which is filed as an exhibit to the registration statement. The rights are designed to protect our interests and interests of our shareholders against coercive takeover tactics. The purpose of the rights agreement is to encourage potential acquirors to negotiate with our board of directors prior to attempting a takeover and to give the board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The rights agreement may, but is not intended to, deter takeover proposals.

     Each of the rights initially represents the right to purchase one common share for $82.50. The rights will become exercisable immediately upon the earlier of

     - the commencement of a tender offer or exchange offer that would result in a person or group becoming the beneficial owner of 15% or more of the outstanding common shares (such person or group being an "acquiring person") or

     - a public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding common shares (such person or group being an "acquiring person").

     Until the rights become exercisable, they will trade with the common shares, and any transfer of common shares will also constitute a transfer of the associated rights. When the rights become exercisable, they will begin to trade separate and apart from the common shares. At that time, separate certificates representing the rights will be mailed to holders.

     When flip-in events described below occur, each of the rights will become the right to purchase one common share for the then par value per share, and the rights beneficially owned by an acquiring person will become void. The flip-in events include:

     - the beneficial ownership by a person or group of 15% or more of the outstanding common shares, unless the common shares are acquired in a tender or exchange offer for all of the common shares at a price and on other terms approved in advance by our board of directors,

     - certain self-dealing transactions between us and an acquiring person, and

     - our reclassification or recapitalization that has the effect of increasing by more than 1% the percentage of the common shares owned by an acquiring person.

     If, after a person or group becomes an acquiring person, we are acquired in a merger or other business combination or 50% or more of our assets or earning power is sold, each of the rights will "flip-over" and become the right to purchase common shares of the acquiror. The holder (other than an acquiring person) of each right would, upon the occurrence of a flip-over event, be entitled to purchase for the then par value of a common share the number of common shares of the acquiror having a market price equal to the market price of a common share.

     The purchase price and/or the number of common shares (or common shares of an acquiror) to be purchased upon exercise of the rights are subject to adjustment to prevent dilution in the event we:

     - declare a dividend on the common shares payable in common shares,

     - subdivide or combine the outstanding common shares,

     - issue any shares other than common shares, in a reclassification of the common shares, or

     - make a distribution to all holders of common shares, of debt securities, subscription rights, warrants or other assets, except regular cash dividends.

     With certain exceptions, no adjustment will be required until a cumulative adjustment of at least 1% is required. We are not required to issue fractional shares and, instead, may make a cash payment based on the market price of the common shares.

     Our board of directors may redeem the rights for 1/2c each at any time before the occurrence of a triggering event. However, the rights may not be redeemed while there exists an acquiring person unless:

     - continuing directors constitute a majority of the board of directors and

     - a majority of the continuing directors approves the redemption.

     "Continuing directors" are directors who were in office prior to a person or group becoming an acquiring person or whose election to office was recommended by a majority of the continuing directors and who are not affiliated with the acquiring person. "Triggering event" means the occurrence of a flip-in event of flip-over event.

     The rights will expire on May 14, 2007, unless they are redeemed before that date.

     Until the rights are exercised, the holders of the rights, as such, will have no rights as our shareholders, including the right to vote or receive dividends. Upon exercise of the rights, the holder of the common shares received upon exercise will be entitled to all the rights of any other holder of common shares.

     The provisions of the rights agreement may be amended by our board of directors to cure any ambiguity or correct any defect or inconsistency or, prior to a triggering event, to make other changes that the board of directors deems to be desirable and not adverse to our interests and interests of our shareholders.

SHARE REPURCHASE PROGRAM

     Our board of directors authorized in September 30, 2000 a share repurchase program described in the Quarterly Report on Form 10-Q for the period ended September 30, 2000 and filed with the SEC (see "Where You Can Find More Information" on page 4).

                       DESCRIPTION OF SECURITIES WARRANTS

     This section is a summary and it does not describe every aspect of the securities warrant agreement or securities warrant certificates. We urge you to read the form of securities warrant agreement and securities warrant certificates because they, and not this description, define your rights as a holder of securities warrants. We have filed the form of securities warrant agreement, including the form of certificates representing the securities warrants (the "securities warrant certificates") as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 4 for information on how to obtain a copy of the securities warrant agreement.

     We may issue (either separately or together with any other offered securities), securities warrants to purchase debt securities, preferred stock, common shares, or depositary shares (the "underlying securities"). We will issue securities warrants under warrant agreements (each a "securities warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "securities warrant agent"), all as set forth in the prospectus supplement.

GENERAL

     You should read the prospectus supplement for the terms of the offered securities warrants, the securities warrant agreement, and the securities warrant certificates, including the following:

     - the offering price and the currency for which securities warrants may be purchased if they are offered for separate consideration;

     - the title, aggregate principal amount, currency, and terms of the series of debt securities purchasable upon exercise of the debt warrants and the price at which debt securities may be purchased;

     - the title, number of shares, stated value, and terms (including, liquidation, dividend, conversion, redemption, and voting rights) of the series of preferred stock purchasable upon exercise of preferred stock warrants and the price at which preferred stock may be purchased;

     - the number of common shares purchasable upon the exercise of common share warrants and the price at which common shares may be purchased;

     - the number of depositary shares purchasable upon the exercise of depositary share warrants, the terms of the preferred stock which the depositary shares represent and the price at which depositary shares may be purchased;

     - the date, if any, on and after which the offered securities warrants and any other offered securities will be separately transferable;

     - the time or times at which, or period or periods during which, the securities warrants may be exercised and the expiration date of the securities warrants;

     - a discussion of the specific U.S. federal income tax, accounting, and other considerations applicable to the securities warrants;

     - the location where the securities warrants represented by the securities warrant certificates may be transferred and registered; and

     - any other terms of the offered securities warrants.

     Certificates representing securities warrants will be exchangeable for new securities warrant certificates of different denominations and may be transferred in whole or in part on the terms specified in the prospectus supplement.

     You should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as securities warrants. The prospectus supplement relating to any issue of securities warrants will describe these considerations.

EXERCISE OF WARRANTS

     Each offered securities warrant will entitle its holder to purchase the principal amount of or number of underlying securities, at the exercise price set forth in, or be determinable from, the prospectus supplement relating to the offered securities warrants, by payment of exercise price in full in the currency and in the manner specified in the prospectus supplement. Securities warrants may be exercised at any time at or before 5:00 P.M., New York City time, on the expiration date and unexercised securities warrants will become void at that time. Securities warrants may be exercised at the corporate trust office of the securities warrant agent or any other office indicated in the prospectus supplement relating to the securities warrants.

     Upon receipt of payment and the properly completed and duly executed securities warrant certificate, we will, as soon as practicable, deliver the shares of our securities purchasable upon the exercise. If fewer than all of the securities warrants represented by any securities warrant certificate are exercised, a new securities warrant certificate will be issued for the remaining number of unexercised securities warrants.

MODIFICATIONS

     Changes Requiring Approval. We and the securities warrant agent may modify or amend the warrant agreement and the securities warrant certificates with the consent of not less than a majority in number of the then outstanding unexercised warrants affected thereby. However, we may not, without the consent of each affected holder:

     - shorten the period of time during which the securities warrants may be exercised;

     - reduce the percentage of holders of outstanding securities warrants, the consent of which is required for modification or amendment of the securities warrant agreement or the securities warrants; or

     - otherwise materially and adversely affect the exercise rights of the holders of securities warrants.

     Changes Not Requiring Your Approval. Certain changes do not require any vote by holders of the securities warrants. They are limited to clarifications, correcting or supplementing any defective or inconsistent provision, and any other related changes that would not adversely affect the interests of the holders of the securities warrants.

COMMON SHARE WARRANT ADJUSTMENTS

     The terms and conditions on which the exercise price of, the number of common shares covered by a warrant to purchase common shares (a "common share warrant"), if applicable, are subject to adjustment will be set forth in the common share warrant agreement and the prospectus supplement. The terms will include:

     - provisions for adjusting the exercise price and/or the number of common shares covered by the common share warrant;

     - the events requiring the adjustment;

     - the events upon which we may, in lieu of making the adjustment, make proper provision so that the holder of the common share warrant, upon exercise, would be treated as if he had exercised the common share warrant prior to the occurrence of the events; and

     - provisions affecting exercise in the event of certain events affecting the common shares.

MERGER, CONSOLIDATION, SALE, OR OTHER DISPOSITIONS

     If at any time we merge or consolidate with, or convey, transfer, lease or sell substantially all of our assets, then our successor or assuming corporation will succeed to and be substituted for us, and we will be relieved of any further obligation under the securities warrant agreement or the securities warrants.

ENFORCEABILITY OF RIGHTS OF HOLDERS

     The securities warrant agent will act solely as our agent. The securities warrant agent will have no duty or responsibility if we default in the performance of our covenants or agreements contained in the securities warrant agreement or in any securities warrant certificate. You may, without the consent of the securities warrant agent, enforce by appropriate legal action, on your own behalf, your right to exercise your securities warrants.

NO RIGHTS AS HOLDERS OF UNDERLYING SECURITIES

     Before the securities warrants are exercised, holders of the securities warrants will not have any of the rights of holders of the underlying securities, including:

     - the right to receive the payment of principal of, or premium on, if any, or interest, if any, dividends or distributions of any kind, if any, on the underlying securities;

     - the right to enforce any of the covenants in the indentures; or

     - the right to exercise any voting rights.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities:

     - through agents;

     - through dealers;

     - to or through underwriters; or

     - directly to other purchasers.

     We will set forth the terms of the offering of any securities being offered in the applicable prospectus settlement, including the name or names of any underwriters, dealers or agents with which we have arranged to sell certain securities and their compensation.

     We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

     In connection with the sale of offered securities, the underwriters, dealers or agents may receive compensation from us or from purchasers of the offered securities from whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act.

     We will indemnify the underwriters, dealers and agents who participate in the distribution of securities by use of this prospectus against certain civil liabilities, including liabilities under the Act.

     Underwriters, dealers and agents or their affiliates may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of their businesses.

     Under Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), when a NASD member, such as McDonald Investments Inc., participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of Rule 2720. McDonald Investments Inc. is considered to be an "affiliate" (as that term is defined in Rule 2720) of KeyCorp by virtue of the fact that KeyCorp owns all of the outstanding equity securities of McDonald Investments Inc. Any offer and sale of offered securities by McDonald Investments Inc. or any other qualified affiliate of KeyCorp will comply with the requirements of Rule 2720 regarding the underwriting of securities of affiliates and with any restrictions that may be imposed on McDonald Investments Inc. or other KeyCorp affiliate by the Federal Reserve Board.

     Our direct or indirect wholly owned broker-dealer subsidiaries, including McDonald Investments Inc., might use this prospectus, together with any applicable prospectus supplement, in connection with offers and sales of our securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Those subsidiaries may act as principal or agent in those transactions. None of our broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at their sole discretion.

     No member of the NASD participating in offers and sales of the offered securities may execute a transaction in the offered securities in the United States in a discretionary account without the specific prior written approval of the member's customer.

     If so indicated in the prospectus supplement relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

                                 ERISA MATTERS

     We have subsidiaries, including broker-dealer subsidiaries, that provide services to many employee benefit plans. We and any of our direct or indirect subsidiaries may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, and "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986, relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan as to which we or any of our direct or indirect subsidiaries are a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.

                                 LEGAL OPINIONS

     The validity of the securities offered hereby will be passed upon for us, as will be indicated in the applicable prospectus supplement, by either our General Counsel or an Associate General Counsel or by Thompson Hine & Flory LLP, 3900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1216, and for the Underwriters by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Shearman & Sterling will rely as to all matters of Ohio law on the opinion rendered on our behalf. Our General Counsel or Associate General Counsel or Thompson Hine & Flory LLP, as the case may be, may rely as to all matters of New York law on the opinion of Shearman & Sterling. The aggregate number of shares owned by attorneys at Thompson Hine & Flory LLP or our General Counsel or Associate General Counsel rendering the opinion referred to above on our behalf will be set forth in the applicable prospectus supplement.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the nine-month periods ended September 30, 2000 and September 30, 1999, incorporated by reference in this prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in KeyCorp's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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                                 $1,011,500,000

                                    KEYCORP

                       SENIOR MEDIUM-TERM NOTES, SERIES F
                    SUBORDINATED MEDIUM-TERM NOTES, SERIES E
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                 [KEYCORP LOGO]

                                  ------------

                             PROSPECTUS SUPPLEMENT

                            DATED             , 2000

                                  ------------

                              SALOMON SMITH BARNEY
                         BANC OF AMERICA SECURITIES LLC
                             CHASE SECURITIES INC.
                           CREDIT SUISSE FIRST BOSTON
                           DEUTSCHE BANC ALEX. BROWN
                              GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                           MCDONALD INVESTMENTS INC.
                               A KEYCORP COMPANY

                               J.P. MORGAN & CO.
                           MORGAN STANLEY DEAN WITTER

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:

SEC Registration Fee........................................  $ 396,000
Fees of Rating Agencies.....................................    200,000
Printing and Engraving Expenses.............................     80,000
Legal Fees and Expenses.....................................    150,000
Accounting Fees and Expenses................................     20,000
Fees of Indenture Trustees..................................      8,000
Blue Sky Fees and Expenses..................................     35,000
Miscellaneous...............................................     50,000
                                                              ---------
          Total.............................................  $ 939,000
                                                              =========

---------------
All the above amounts except the SEC registration fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

     Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

     The KeyCorp Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of KeyCorp.

     Reference is made to the Form of Underwriting Agreement and the Distribution Agreement for additional provisions for the indemnification of directors, controlling persons, and certain officers of the Registrant by the underwriters. The Forms of Underwriting Agreement and Distribution Agreement are exhibits to the Registration Statement.

     Except as stated above, neither the Amended and Restated Articles of Incorporation of KeyCorp nor any other contract or arrangement to which KeyCorp is a party provides for such indemnification. Under the terms of KeyCorp's directors' and officers' liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

     KeyCorp is a party to agreements with, respectively, Robert W. Gillespie, Henry L. Meyer III, Thomas C. Stevens, and William B. Summers, Jr., and KeyCorp is party to Change of Control Agreements with certain other executive officers, pursuant to which KeyCorp has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer's serving as an employee, officer, or director of KeyCorp and/or any of its subsidiaries or any other company at the request of KeyCorp or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

ITEM 16.  EXHIBITS.

     See Index to Exhibits.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS FORM S-3 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON THIS 28TH DAY OF NOVEMBER, 2000.

                                          KEYCORP

                                          By /s/ DANIEL R. STOLZER
                                            ------------------------------------
                                             Daniel R. Stolzer
                                             Vice President and Associate
                                             General Counsel

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS FORM S-3 REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

                SIGNATURE                                   TITLE                        DATE
------------------------------------------  -------------------------------------  -----------------

                    *                       Chairman, Chief Executive Officer      November 28, 2000
------------------------------------------  (principal executive officer) and
           Robert W. Gillespie              Director

                    *                       Senior Executive Vice President and    November 28, 2000
------------------------------------------  Chief Financial Officer
             K. Brent Somers                (principal financial officer)

                    *                       Executive Vice President and Chief     November 28, 2000
------------------------------------------  Accounting Officer (principal
              Lee G. Irving                 accounting officer)

                    *                       Director                               November 28, 2000
------------------------------------------
             Cecil D. Andrus

                    *                       Director                               November 28, 2000
------------------------------------------
             William G. Bares

                                            Director                               November   , 2000
------------------------------------------
           Albert C. Bersticker

                    *                       Director                               November 28, 2000
------------------------------------------
            Edward P. Campbell

                    *                       Director                               November 28, 2000
------------------------------------------
         Dr. Carol A. Cartwright

                    *                       Director                               November 28, 2000
------------------------------------------
             Thomas A. Commes

                    *                       Director                               November 28, 2000
------------------------------------------
            Kenneth M. Curtis

                    *                       Director                               November 28, 2000
------------------------------------------
           Alexander M. Cutler

                    *                       Director                               November 28, 2000
------------------------------------------
            Henry S. Hemingway

                    *                       Director                               November 28, 2000
------------------------------------------
             Charles R. Hogan

                    *                       Director                               November 28, 2000
------------------------------------------
           Douglas J. McGregor

                SIGNATURE                                   TITLE                        DATE
                ---------                                   -----                        ----
                    *                       President, Chief Operating Officer     November 28, 2000
------------------------------------------  and Director
            Henry L. Meyer III

                    *                       Director                               November 28, 2000
------------------------------------------
             Steven A. Minter

                    *                       Director                               November 28, 2000
------------------------------------------
             Bill R. Sanford

                    *                       Director                               November 28, 2000
------------------------------------------
            Ronald B. Stafford

                    *                       Director                               November 28, 2000
------------------------------------------
            Dennis W. Sullivan

                    *                       Director                               November 28, 2000
------------------------------------------
          Peter G. Ten Eyck, II

                                            /s/ DANIEL R. STOLZER
                                            ------------------------------------

                                            *By Daniel R. Stolzer,
                                            attorney-in-fact

                                            November 28, 2000

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 2000

                                                     REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

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                                    KEYCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                                    EXHIBITS
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

                                    KEYCORP

                               INDEX TO EXHIBITS

 FORM S-3
EXHIBIT NO.
-----------                          DESCRIPTION
(1)(a)       Form of Underwriting Agreement.
(1)(b)       Form of Distribution Agreement.
(4)(a)       Amended and Restated Articles of Incorporation of KeyCorp.
             Incorporated herein by reference to Exhibit 3 to Form 10-Q filed on November 13, 1998.
(4)(b)       Amended and Restated Regulations of KeyCorp, effective May
             15, 1997. Incorporated herein by reference to Exhibit 2 to
             Form 8-A/A filed on June 19, 1997.
(4)(c)       Senior Indenture between KeyCorp and Bankers Trust Company, as Trustee. Incorporated herein by reference to Exhibit
             (4)(c) to Registration Statement on Form S-3, Commission No.
             33-58405, filed with the SEC on April 3, 1995 ("Registration
             Statement No. 33-58405").
(4)(d)       Subordinated Indenture between KeyCorp and Bankers Trust
             Company, as Trustee. Incorporated herein by reference to
             Exhibit (4)(d) to Registration Statement No. 33-58405.
(4)(e)       Form of Senior Debt Securities. Incorporated herein by
             reference to Exhibit (4)(e) to Registration Statement No.
             33-58405.
(4)(f)       Form of Subordinated Debt Securities. Incorporated herein by reference to Exhibit (4)(f) to Registration Statement No.
             33-58405.
(4)(g)       Form of Warrant Agreement. Incorporated herein by reference to Exhibit (4)(g) to Registration Statement No. 33-58405.
(4)(h)       Form of Warrant Certificate. Incorporated herein by
             reference to Exhibit (4)(h) to Registration Statement No.
             33-58405.
(4)(i)       Form of Deposit Agreement. Incorporated herein by reference to Exhibit (4)(i) to Registration Statement No. 33-58405.
(4)(j)       Form of Depositary Receipt. Incorporated herein by reference to Exhibit (4)(j) to Registration Statement No. 33-58405.
(4)(k)       Restated Rights Agreement, dated as of May 15, 1997, between
             KeyCorp and KeyBank National Association, as Rights Agent.
             Incorporated herein by reference to Exhibit 1 to Form 8-A
             filed on June 19, 1997.
(4)(l)       Form of Floating Rate Senior Note.
(4)(m)       Form of Fixed Rate Senior Note.
(4)(n)       Form of Floating Rate Subordinated Note.
(4)(o)       Form of Fixed Rate Subordinated Note.
(5)          Opinion of Daniel R. Stolzer, Associate General Counsel to
             the Corporation, as to the legality of the securities to be registered.
(12)         Computation of KeyCorp's Consolidated Ratios of Earnings to
             Fixed Charges and Combined Fixed Charges and Preferred Stock
             Dividends.
(15)         Acknowledgment of Ernst & Young LLP.
(23)(a)      Consent of Ernst & Young LLP.
(23)(b)      Consent of Daniel R. Stolzer, Associate General Counsel to
             the Corporation (included as part of Exhibit (5)).
(23)(c)      Consent of Thompson Hine & Flory LLP.
(24)(a)      Powers of Attorney.
(24)(b)      Certified Resolutions of Board of Directors of KeyCorp.
(25)         Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Bankers Trust Company, as
             Trustee.